                                AGREEMENT OF SALE


                  THIS AGREEMENT OF SALE is made and entered into as of the 15th day of April, 1997 by and between EDB PROPERTY PARTNERS, L.P. I, a Delaware limited partnership, having an address in care of Emmes & Company, LLC, 420 Lexington Avenue, New York, New York 10170 (hereinafter referred to as the "Seller") and BRANDYWINE REALTY TRUST, a Maryland real estate investment trust, having an address at Suite 150, 16 Campus Boulevard, Newtown Square, Pennsylvania 19073 (hereinafter referred to as the "Buyer").


                                    RECITALS


                  A. Seller is the owner of all of the Land (as hereinafter defined) upon which are constructed the Improvements (as hereinafter defined) commonly known as (i) 7000 Geerdes Boulevard, located in King of Prussia, Pennsylvania and (ii) 2000/4000 Midlantic Drive, 9000 Midlantic Drive, 10000 Midlantic Drive and 15000 Midlantic Drive, located in Mount Laurel, New Jersey.

                  B. Seller desires and hereby agrees to sell, and Buyer desires and hereby agrees to acquire, all of Seller's right, title and interest in and to the Properties (as hereinafter defined), subject to and on the terms and conditions hereinafter set forth.



                  NOW THEREFORE, in consideration of the mutual promises and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:


                  1. Definitions Of Certain Terms. For all purposes of this Agreement, the following terms shall have the respective meanings set forth below:

                           "Agreement" shall mean this document entitled
"Agreement of Sale", all exhibits and schedules attached hereto or made a part hereof and all amendments to this Agreement which are agreed to in writing and signed by all of the parties hereto.

                           "Assignments" shall have the meaning ascribed to that
term in Paragraph 5(f) hereof.

                           "Closing Date" shall have the meaning ascribed to
that term in Paragraph 4 hereof. The date upon which the Closing (as defined in Paragraph 4 below) actually occurs shall be the Closing Date.

                           "Contracts" shall mean all contracts and agreements
with respect to the management (excluding property management agreements), operation, supply, maintenance, repair or construction affecting any of the Properties, to the extent assignable by Seller, all as described in Exhibit "B" attached hereto and made a part hereof.

                           "Deposit" shall mean the Deposit delivered by Buyer
to Escrow Agent pursuant to Paragraph 3(a) hereof, together with all interest earned thereon, if any.

                           "Due Diligence Termination Date" shall mean 5:00 p.m.
E.S.T. on May 15, 1997.

                           "Effective Date" shall mean the date on which this
Agreement has been fully executed and delivered by both parties hereto.

                           "Escrow Agent" shall mean Baer Marks & Upham LLP,
having an address of 805 Third Avenue, New York, New York 10022.

                           "Escrow Terms" shall mean the escrow terms attached
hereto as Exhibit "J" and made a part hereof by this reference, as if fully set forth within the body of this Agreement.

                           "Geerdes Improvements" shall mean those certain
buildings and other improvements constructed and located on the Geerdes Land.

                           "Geerdes Land" shall mean that certain parcel of real
property located at 7000 Geerdes Boulevard, Upper Merion Township, Montgomery County, Pennsylvania, all as more particularly described by metes and bounds on Exhibit "A-1" attached hereto and made a part hereof.

                           "Geerdes Property" shall mean the Geerdes Real
Property and such of the Contracts, Leases, Licenses, Personal Property and other rights, titles, interests and obligations which pertain to the Geerdes Real Property and are intended to be conveyed, sold or otherwise transferred to Buyer by Seller pursuant to this Agreement.

                           "Geerdes Real Property" shall mean the Geerdes Land
and the Geerdes Improvements.

                           "Improvements" shall mean, collectively, the Geerdes
Improvements, the 2000/4000 Improvements, the 9000 Improvements, the 10000 Improvements and the 15000 Improvements.

                           "Land" shall mean, collectively, the Geerdes Land,
the 2000/4000 Land, the 9000 Land, the 10000 Land, and the 15000 Land.


                           "Leases" shall mean those certain leases (and
guarantees thereof, if any) listed on Exhibit "K" attached hereto and made a part hereof, or hereafter entered into by Seller, as landlord, in accordance with the terms of this Agreement, for any space within any of the Improvements located on any of the Land.

                           "Licenses" shall mean the licenses, permits,
approvals and agreements affecting any of the Real Properties.

                           "New Jersey Real Properties" shall mean,
collectively, the 2000/4000 Real Property, 9000 Real Property, 10000 Real Property, and 15000 Real Property.

                           "Partnership" shall mean Brandywine Operating
Partnership, L.P., a Delaware limited partnership whose sole general partner is Buyer.

                           "Permitted Exceptions" shall mean with respect to any
of the Real Properties (i) the lien of real estate taxes, water rent and sewer charges that are not due and payable on the Closing Date, (ii) the printed exclusions, conditions and stipulations contained in the Commitment (as hereinafter defined), (iii) additional exceptions to title set forth in Exhibit "C" to this Agreement, (iv) special assessments which become a lien on any of the Real Properties on or after the Closing Date, (v) matters set forth on the surveys of the Real Properties listed on Exhibit "L" attached hereto and made a part hereof, and any further state of facts which current and accurate surveys for the Real Properties would reveal, provided, that the same would not materially interfere with the use of the Real Properties for their current use as office space and accessory parking; (vi) such other title matters existing on the Closing Date which are accepted or deemed accepted by Buyer pursuant to Paragraph 5 hereof; and (vii) the rights of Tenants of any of the Real Properties pursuant to the Leases for all or any portion of any of the Real Properties.

                           "Personal Property" shall (except as specifically
excluded on Exhibit "D" hereto) mean all of Seller's right, title and interest in and to the tangible personal property including, without limitation, furniture, furnishings, equipment, machinery and fixed and movable fixtures, together with all component and replacement parts, owned by Seller, situated on any of the Real Properties on the Closing Date, and all artwork, renderings, flags, awnings and trade dress; all architects', engineers', surveyors' and other real estate professionals' plans, specifications, certifications, reports, data or other technical descriptions (including, without limitation, all environmental, structural and mechanical inspection reports) to the extent the same are in Sellers' possession and are not proprietary in nature, and all building names and Seller's rights, if any, in and to the name "Laurel Corporate Center."

                           "Properties" shall mean, collectively, the Geerdes
Property, the 2000/4000 Property, the 9000 Property, the 10000 Property, and the 15000 Property.

                           "Real Properties" shall mean, collectively, the
Geerdes Real Property and the New Jersey Real Properties.

                           "Tenants" shall mean the tenants under the Leases.

                           "2000/4000 Improvements" shall mean those certain
buildings and other improvements constructed and located on the 2000/4000 Land.

                           "2000/4000 Land" shall mean that certain parcel of
real property located at 2000/4000 Midlantic Drive, Mount Laurel, Burlington County, New Jersey all as more particularly described by metes and bounds on Exhibit "A-2" attached hereto and made a part hereof.

                           "2000/4000 Property" shall mean the 2000/4000 Real
Property and such of the Contracts, Leases, Licenses, Personal Property and other rights, titles, interests and obligations which pertain to the 2000/4000 Real Property which are intended to be conveyed, sold or otherwise transferred to Buyer by Seller pursuant to this Agreement.

                           "2000/4000 Real Property" shall mean the 2000/4000
Land and the 2000/4000 Improvements.

                           "9000 Improvements" shall mean those certain
buildings and other improvements constructed and located on the 9000 Land.

                           "9000 Land" shall mean that certain parcel of real
property located at 9000 Midlantic Drive, Mount Laurel, Burlington County, New Jersey all as more particularly described by metes and bounds on Exhibit "A-3" attached hereto made a part hereof.

                           "9000 Property" shall mean the 9000 Real Property and
such of the Contracts, Leases, Licenses, Personal Property and other rights, titles, interests and obligations which pertain to the 9000 Real Property and are intended to be conveyed, sold or otherwise transferred to Buyer by Seller pursuant to this Agreement.

                           "9000 Real Property" shall mean the 9000 Land and the
9000 Improvements.

                           "10000 Improvements" shall mean those certain
buildings and other improvements constructed and located on the 10000 Land.

                           "10000 Land" shall mean that certain parcel of real
property located at 10000 Midlantic Drive, Mount Laurel, Burlington County, New Jersey all as more particularly described by metes and bounds on Exhibit "A-4" attached hereto and made a part hereof.

                           "10000 Property" shall mean the 10000 Real Property
and such of the Contracts, Leases, Licenses, Personal Property and other rights, titles, interests and obligations which pertain to the 10000 Real Property and are intended to be conveyed, sold or otherwise transferred to Buyer by Seller pursuant to this Agreement.

                           "10000 Real Property" shall mean the 10000 Land and
the 10000 Improvements.

                           "15000 Improvements" shall mean those certain
buildings and other improvements constructed and located on the 15000 Land.

                           "15000 Land" shall mean that parcel of real property
located at 15000 Midlantic Drive, Mount Laurel, Burlington County, New Jersey all as more particularly described by metes and bounds on Exhibit "A-5" attached hereto made a part hereof.

                           "15000 Property" shall mean the 15000 Real Property
and such of the Contracts, Leases, Licenses, Personal Property and other rights, titles, interests and obligations which pertain to the 15000 Real Property and are intended to be conveyed, sold or otherwise transferred to Buyer by Seller pursuant to this Agreement.

                           "15000 Real Property" shall mean the 15000 Land and
the 15000 Improvements.


                  2. Acquisition Of The Properties. On the Closing Date, and subject to the terms and conditions set forth in this Agreement, Seller shall sell, assign, transfer and convey to Buyer and Buyer shall purchase from Seller the following:


                                    (a) All right, title and interest of Seller
in and to all of the Real Properties;

                                    (b) All right, title and interest of Seller,
if any, in any land lying in the bed of any street, road, avenue or alley, open or closed, in front of or adjoining any of the Land, to the center line thereof;


                                    (c) All right, title and interest of Seller,
if any, in any easements, covenants, rights of way, privileges, hereditaments and other rights appurtenant to any of the Real Properties;


                                    (d) to the extent assignable to Buyer and
not canceled by Seller, all right, title and interest of Seller in and to the Contracts and the Licenses relating to any of the Real Properties;


                                    (e) all right, title and interest of Seller
in and to the Leases; and


                                    (f) all right, title and interest of Seller
in and to the Personal Property.


                  3. Purchase Price And Time Of Payment. The Purchase Price (the "Purchase Price") to be paid by Buyer to Seller for the Properties shall be Sixty-Six Million Two Hundred Thousand ($66,200,000.00) Dollars, as adjusted pursuant to Paragraph 7 of this Agreement, which shall be paid to Seller in the following manner:


                           (a) Four Hundred Fifty Thousand ($450,000.00) Dollars
(the "Deposit") by check, subject to collection, payable to the order of the Escrow Agent, which shall be held and disbursed pursuant to the Escrow Terms.


                           (b) The balance of the Purchase Price shall be paid
to Seller at the Closing by wire transfer of immediately available funds to an account designated by Seller.


                           (c) The transaction contemplated by this Agreement is
for the sale of all of the Properties as a single transaction so that no one or more of the Properties may be sold without all of the Properties being sold unless expressly provided for in this Agreement to the contrary or agreed to in writing by the parties hereto and in any event the Deposit shall be deemed a single deposit for the entire transaction which shall not be allocated or prorated to any of the Properties regardless of whether all or less than all of the Properties are to be conveyed to Buyer on the Closing Date pursuant to this Agreement or as otherwise agreed by the parties hereto in writing.


                  4. Closing. The closing of the transaction contemplated by this Agreement (the "Closing") shall be held on May 30, 1997 (the "Closing Date") at the offices of Seller's attorneys, Baer Marks & Upham LLP, 805 Third Avenue, New York, New York 10022, with TIME BEING OF THE ESSENCE AS TO THE PERFORMANCE BY BUYER OF ITS OBLIGATIONS UNDER THIS AGREEMENT ON SAID CLOSING DATE OF MAY 30, 1997. By written notice (the "Acceleration Notice") given to Seller, Buyer may elect to accelerate the Closing to a date earlier than May 30, 1997, which accelerated date shall in no event be less than fifteen (15) days after receipt by Seller of the Acceleration Notice.


                  5. Title And Conveyance Of The Property.

                           (a) At Closing, title to each of the Real Properties
shall be insurable at regular rates by Chicago Title Insurance Company (the "Title Insurer"), free and clear of all liens, encumbrances and restrictions other than the Permitted Exceptions; provided, however, that if title to any of the Real Properties is not insurable as aforesaid, Buyer's sole right and remedy shall be as set forth in paragraph 5(b) below. If Purchaser elects to purchase fee title insurance, the Title Insurer shall be co-insurer for at least one-third of the principal sum of insurance coverage purchased by Purchaser.


                           (b) (i) Promptly after execution of this Agreement,
Seller shall apply for a title insurance commitment (1992 ALTA Form with Creditor's Rights Exclusion Deleted) to be issued by the Title Insurer ("Commitment"), agreeing to issue to Buyer, upon recording of the Deeds (as hereinafter defined) for each of the Real Properties, an owner's policy of title insurance as above specified ("Title Policy"). Said Commitments shall agree to insure the proposed title of the Buyer to each of the Real Properties subject only to the Permitted Exceptions and such other title exceptions as Buyer has agreed to accept or is deemed to have accepted pursuant to this Paragraph. If any of the Commitments disclose any title exceptions in addition to the Permitted Exceptions and Buyer objects to such additional title exceptions (the "Title Defects"), Buyer shall notify Seller of such Title Defects with sufficient specificity to enable Seller to respond. Buyer's notice of any Title Defects shall be given in writing to Seller no later than the date which is five
(5) business after Buyer's receipt of the Commitments and copies of all matters of record raised therein as exceptions thereto, after which Buyer shall be deemed to have waived any and all Title Defects not so raised, except for Title Defects which are disclosed to Buyer in continuations of title issued subsequent to the issuance of the Commitments, unless Buyer fails to object to same in writing within three (3) business days after Buyer's receipt of the continuation of title in which the same is disclosed, in which case Buyer will be deemed to have waived such additional Title Defects. Seller shall have the right, but not the obligation (except as otherwise specifically provided), to cure such Title Defects and, if Seller elects to attempt to cure the Title Defects but has not cured same on or before the Closing Date, then the Closing Date may be extended by Seller at its sole option for up to sixty (60) days to enable Seller to effect such cure.

                           i) In the event that either (a) Seller is unable to
convey title in accordance with the terms of this Agreement, (b) Seller elects not to cure or cause the removal of any exception to title, except as required in (iii), below, or (c) if Seller is unable to satisfy any other conditions to Buyer's obligations under this Agreement, then (except as otherwise specifically provided in (iii), below) the sole liability of Seller shall be to (A) direct the Escrow Agent to return to Buyer the Deposit and (B) reimburse Buyer for the reasonable charges imposed by the Title Company for preparation of the Commitments (without the issuance of a policy) and for the reasonable fees paid by Buyer to update the existing surveys (collectively "Buyer's Reasonable Costs"), and upon such payments being made, this Agreement shall be deemed cancelled and the parties hereto shall be released of all obligations and liabilities hereunder, except as to any provisions which expressly survive a termination of this Agreement; and Buyer shall have no rights of action against Seller in law or in equity, for damages or, except for the purpose of enforcing Seller's contractual obligations under (iii), below, for specific performance. Notwithstanding the foregoing, Buyer shall have the right to waive any conditions to Buyer's obligations hereunder, in which event Seller shall make the deliveries provided for herein to Buyer to the extent that Seller is able so to do, and there shall be no reduction in the Purchase Price in such event.

                           ii) Notwithstanding the provisions of the foregoing
paragraph, if the condition of title to the Real Properties at the Closing is other than that which Buyer is required or agrees to accept hereunder solely by reason of any mortgages or other liens (hereinafter referred to as "Liens") which (a) can be satisfied or remedied by the payment of a liquidated amount of money, and (b) will not in the aggregate require a payment in excess of $1,000,000 to discharge the same, (except that as to (x) mortgages which are of record as of the date hereof, and (y) Liens filed or recorded after the date hereof, there shall be no monetary limit with respect to Seller's obligations hereunder), Seller shall not have the right to cancel this Agreement and Seller shall either (aa) discharge, satisfy, or bond the same or (bb) deliver such funds to be held in escrow required by the Title Company, in either event so that the Title Company shall affirmatively insure the full and complete discharge of the foregoing and shall agree to omit the same as an exception to its title insurance policy.

                           iii) Notwithstanding anything to the contrary
contained in this Agreement, Seller shall have no duty nor be required to take any action, to institute any proceedings or to incur any expense (other than as may be expressly required in paragraph

(iii), above) in order to remedy or remove any objections to title or otherwise to render title in accordance with the terms called for in this Agreement.

                           (c) Buyer expressly understands, acknowledges and
agrees that any failure by Buyer to notify Seller in writing of any Title Defects on or before either the fifth (5th) or third (3rd) business day following the Buyer's receipt of the Commitments or any continuation thereof, respectively, shall for all purposes be deemed to be an acceptance by Buyer of such Title Defects as if they were one or more of the Permitted Exceptions.

                           (d) At Closing, Seller will convey fee simple title
to the New Jersey Real Properties by a Bargain and Sale Deed with covenant against grantor's acts, and will convey fee simple title to the Geerdes Real Property by a Special Warranty Deed (collectively, the "Deeds"), subject in all cases to the Permitted Exceptions, in the forms attached hereto and made a part hereof as Exhibit "F".

                           (e) At Closing, Seller will transfer all of its
right, title and interest in and to the Personal Property to Buyer by executing a Bill of Sale ("Bill of Sale") in the form attached hereto and made a part hereof as Exhibit "G".

                           (f) At Closing, Seller will assign all of Seller's
right, title, and interest, and Buyer shall assume all of the obligations from and after the Closing Date, in, to and under the Leases, Licenses and the Contracts for each of the Real Properties, by executing an Assignment and Assumption Agreement in the form attached hereto and made a part hereof as Exhibit "M" (the "Assignments").


                  6. Closing Documents.

                           (a) At the Closing, as a condition of Buyer's
obligation to close hereunder, Seller shall deliver or cause to be delivered the following:


                                    i) The Deeds, executed by Seller, covering
the New Jersey Real Properties and the Deed covering the Geerdes Real Property (and separate quitclaim deeds to each conveying the Real Properties utilizing new ALTA survey descriptions, if requested);

                                    ii) The Bills of Sale executed by Seller
covering the Personal Property;

                                    iii) The Assignments, executed by Seller;

                                    iv) As many signed originals (or true and
correct copies of same) of the Contracts, Leases, Licenses, and other items covered by the Assignments as are in the possession or control of Seller;

                                    v) All machinery and/or equipment operating
manuals, technical data and other documentation relating to the building systems and equipment, and all machinery, equipment and other building warranties and guarantees, if any, but only to the extent that any of the same are in the possession or control of Seller;

                                    vi) All master and duplicate keys,
combinations and codes to all locks and security devices for the Improvements which are in the possession or control of Seller;

                                    vii) Written notice from Seller or Seller's
managing agent to each Tenant in form reasonably satisfactory to Buyer stating that the Real Properties have been sold to Buyer and that tenant security deposits (if any) in Seller's possession have been transferred to Buyer and directing the Tenants to make future rental payments to Buyer at the address designated by Buyer;

                                    viii) Non-foreign person certification in
the form attached hereto as Exhibit "H";

                                    ix) All building records and Tenant lease
files with respect to the Real Properties which are in the possession of Seller;

                                    x) Each bill of current real estate taxes,
sewer charges and assessments, water charges and other utilities and to the extent in Seller's possession or control, bills for each of the same for the three (3) years, together with proof of payment thereof (to the extent same have been paid);

                                    xi) All plans, specifications, as-built
drawings, surveys, site plans, and final, written reports of architects, engineers and surveyors, and any other Personal Property forming part of the Property or any portion thereof, but only to the extent that the same exist and are in the possession of Seller or any property manager controlled by Seller;

                                    xii) An affidavit or affidavits of title in
favor of the Title Insurer on the form used by such Title Insurer, in form reasonably acceptable to Seller to enable the Title Insurer to issue the Commitments described in Paragraph 5(b)(i). Buyer shall require affirmative endorsements against mechanic's liens, consistent with Seller's obligations under Paragraph 5(b)(iii), above.

                                    xiii) A letter, from the New Jersey
Department of Environmental Protection and Energy or its successor stating that the provisions of the Industrial Site Recovery Act, N.J.S.A. 13:1K-6 et seq., the regulations promulgated thereunder and any successor legislation and regulations are inapplicable to the New Jersey Properties (the
"Non-Applicability Letter");

                                    xiv) Subject to the provisions of Paragraph
11(d), below, Estoppel Letters, if any, received from Tenants;

                                    xv) Updated rent rolls, which shall be
certified by Seller to be correct and complete as of Closing Date; and

                                    xvi) Proof as to the due authorization and
execution by Seller of the documents executed and delivered by Seller.


                           (b) At the Closing, as a condition of Seller's
obligation to close hereunder, Buyer shall deliver or cause to be delivered the following:


                                    i) The balance of the Purchase Price;

                                    ii) The Assignments, executed by Buyer; and

                                    iii) The documents and instruments required
pursuant to Exhibit "S" hereto.

                  7. Prorations And Closing Costs. All matters involving prorations or adjustments to be made in connection with the Closing and not specifically provided for in any other provision of this Agreement shall be adjusted as provided below. Except as otherwise set forth herein, all items to be prorated pursuant to this Paragraph shall be prorated as of the Closing Date, with Buyer to be treated as the owner of the Properties, for purposes of prorations of income and expenses, on and after the Closing Date.

                           (a) Real estate taxes and all other ad valorem taxes,
if any, with respect to the Real Properties for the applicable fiscal or calendar year in which the Closing occurs shall be prorated on a per diem basis. If the amount of such taxes is not known on the Closing Date, taxes will be prorated on the basis of the most recently ascertainable tax bill. There shall be no proration of Seller's insurance premiums or assignment of Seller's insurance policies and Seller shall be entitled to cancel all of its existing policies as of the Closing Date. Buyer shall be obligated (at its own election) to obtain any replacement policies. The amounts of all telephone, electric, sewer, water and other utility bills, trash removal bills, janitorial and maintenance service bills relating to each of the Real Properties and allocable to the period prior to the Closing Date shall be determined and paid by Seller before Closing, if possible, or shall be paid promptly thereafter by Seller or adjusted between Buyer and Seller immediately after the same have been determined. Buyer and Seller shall to the extent necessary enter into an agreement to such effect at Closing. Seller shall attempt to have all utility meters read as of the Closing Date. Seller shall further attempt to obtain from the provider of same, all other service statements and bills of account adjusted as of the Closing Date. Seller shall be entitled to refunds of all deposits, if any, paid by Seller or Seller's predecessor-in-interest prior to Closing and held by entities providing such service, or, at Seller's option, Seller shall transfer all of Seller's right, title and interest in and to such deposits to Buyer at Closing and shall receive a full credit for the amount of such deposits. All Contracts and other obligations in connection with the Properties, to the extent the same are intended to be assumed hereunder, shall be prorated as of the Closing Date.

                           (b) Special assessments which have been filed as a
lien against any of the Real Properties on or before the Closing Date and are not payable in installments shall be paid by Seller. Special assessments which have been filed as a lien against any of the Real Properties but which are payable in installments shall be adjusted based upon the installment payment for the fiscal or calendar year in which Closing takes place and the remaining unpaid assessments shall be assumed by Buyer. Special assessments which are or may be pending, but which have not become a lien on the Real Properties as of the Closing Date, and special assessments which are filed as a lien after the Closing Date, shall be assumed and paid by Buyer.

                           (c) Seller shall pay the cost of State and County
transfer taxes or
stamps imposed in connection with the recordation of the Deeds for the New Jersey Real Properties and Buyer and Seller will share equally in the cost of state and county transfer taxes or stamps imposed in connection with the recordation of the Deed to the Geerdes Real Property. Buyer shall pay the expense of the title searches, title premiums and any other title insurance costs on the owner's title insurance policies and the cost of obtaining any surveys, if desired by Buyer. Buyer agrees to pay the expense of the legal fees of its own counsel. The cost of all of Buyer's Due Diligence Activities (as defined below) shall be borne solely by Buyer.

                           (d) Any base, minimum or similar rents under the
Leases collected by Seller for a rental period or portion thereof from or after the Closing Date shall be credited to Buyer at Closing on a per diem basis. In addition, any security deposits held by Seller for any Lease, together with the interest due thereon, if any and if required under the terms of the Lease or as required by applicable law, shall either be credited or transferred to Buyer at Closing at Seller's option. Any base, minimum or similar rents collected by Buyer after Closing from a Tenant owing same at the time of Closing for a period or portion thereof prior to the Closing Date shall be applied in the following order: (A) first, on account of any amount then due Seller from such Tenant for the two-month period prior to Closing, as reflected on the rent roll delivered by Seller at Closing; (B) next, on account of any amount then due Buyer from such Tenant for the period from and after the Closing; and (C) next, to Seller, on account of any other pre-Closing arrearages, as reflected on the rent roll delivered by Seller at Closing and (D) any balance then remaining to Buyer. Any and all additional rents escalation or reimbursement payments for taxes, operating or other expenses and other charges received from Tenants or other occupants of any of the Real Properties whether or not due or payable on or before the Closing Date but which relate in whole or in part to a period or periods preceding the Closing Date shall be apportioned, if and when received, as of the Closing Date and Buyer, to the extent any such sums are received after the Closing Date, shall promptly pay to Seller its pro rata share of such payments. Seller retains the right to pursue its remedies against Tenants after Closing for any delinquent rents or other amounts owed to Seller (other than proceedings to evict Tenant or terminate its lease). Buyer shall not enter into any agreement pursuant to which any sums owed to Seller in respect of any Lease for periods prior to the Closing are reduced, modified or waived. Buyer's obligations to collect rent arrearages shall be limited to commercially reasonable efforts, and Buyer shall under no circumstance be required to commence litigation against any Tenant to collect the same.

                           (e) All leasing commissions due or to become due
prior to the Closing Date for any Leases entered into before the date hereof and all amendments, renewals and modifications thereof entered into before the date hereof, shall be paid by Seller without contribution by, or reimbursement from, Buyer. At Closing, Buyer shall pay or reimburse Seller for any leasing commissions due or to become due prior to Closing for any Leases and for any amendments, modifications or renewals of any Leases entered into after the date hereof which are entered into in accordance with the provisions of Paragraph 15(e) hereof. Buyer shall expressly assume and be solely obligated to pay all leasing commissions payable under all Leases entered into prior to the date hereof (including all amendments, renewals and modifications thereof) which are first due or payable on or after the Closing Date, regardless of the date on which such Leases (including all amendments, renewals and modifications thereof) were executed or any of the leasing commissions therefor earned, subject only to Buyer's right to approve any new Leases or amendments, discretionary renewals or modifications of any Leases which are not otherwise permitted pursuant to Paragraph 15(e), below. Seller shall be responsible for the costs of, and shall pay or perform prior to Closing (i) any tenant improvements and allowances for work performed or required to be performed (or paid, as applicable) prior to the Closing Date by or on behalf of Seller for all Leases (including all amendments, renewals and modifications thereof) entered into on or before the date of this Agreement for any of the Real Properties; and (ii) all base building work ("Base Building Work") which is to be performed at 4000 Midlantic Drive, Mount Laurel, New Jersey, as described in Exhibit "E" annexed hereto and made a part hereof. Buyer shall assume, pay or reimburse (as applicable) Seller on the Closing Date for
(i) the costs of any tenant improvements and allowances for work to first be performed after the Closing Date pursuant to Leases (including all amendments, renewals and modifications thereof) entered into prior to the date of this Agreement; and (ii) except for the Base Building Work referred to above, all costs of tenant improvements and allowances incurred by or on behalf of Seller in connection with any Leases (including all amendments, renewals and modifications thereof) entered into after the date of this Agreement for any of the Real Properties, provided the same were approved by Buyer or are otherwise permitted as set forth in Paragraph 15(e) hereof. The obligations of Buyer and Seller hereunder shall survive the Closing.

                           (f) Amounts paid or payable as fees or expenses under
any of the Licenses assigned at Closing, shall be prorated as of the Closing Date but all amounts refundable under unassigned and unassignable Licenses shall belong to Seller.

                           (g) Seller shall be solely responsible for the
payment of any "roll back taxes" assessed or imposed upon any of the Real Properties under the "Farmland Assessment Act of 1964," Chapter 58, Laws of 1964, N.J.S.A. 54:4 23-1 et seq., as amended, or the Pennsylvania Farmland and Forest Land Assessment Act of 1974, or Act 515, as amended, or otherwise, which relate to any period prior to the Closing Date, and Seller agrees to indemnify, defend and save Buyer harmless (including attorneys' fees) from and against any claim for such taxes. This Paragraph shall survive Closing.

                           (h) Miscellaneous income including, without
limitation, telephone and vending machine income, if any, shall be prorated as of the Closing Date.

                           (i) The provisions of this Paragraph 7 shall survive
Closing hereunder.

                  8. Possession Of Property.

                           (a) Seller shall deliver possession to the New Jersey
Real Properties and the Geerdes Real Property to Buyer on the Closing Date, subject only to the Permitted Exceptions.

                           (b) Buyer shall assume, by execution of the
Assignments, all of Seller's obligations in, to and under the Contracts, the Licenses and Leases. Notwithstanding the foregoing, Buyer shall not assume management, leasing or brokerage agreements provided, however, that Buyer shall remain liable for leasing commissions as set forth in Paragraph 7(e), above.

                           (c) Buyer acknowledges that certain maintenance
requirements have been imposed by Mount Laurel Township in connection with some or all of the New Jersey Real Properties pursuant to the approvals and agreements attached hereto as Exhibit "N" (the "Maintenance Requirements"). Buyer shall, at its sole cost and expense and without contribution or reimbursement from Seller, comply with all such Maintenance Requirements required to be performed after the Closing Date. Buyer further acknowledges that Mount Laurel Township is presently the beneficiary of the maintenance bonds listed in Exhibit "I-1" attached hereto (the "Maintenance Bonds").

                           (d) Subject to subparagraph (i) below, on or before
Closing, and as a condition precedent to Seller's obligation to consummate Closing hereunder, Buyer shall deliver to the Township substitute maintenance bonds and/or letters of credits (the "Substitute Maintenance Bonds") in form and substance satisfactory to the Township in order to obtain, on or before Closing, the consent of the Township to the release of the Maintenance Bonds. At Closing, Buyer shall also reimburse Seller for all out-of-pocket costs expended by Seller after the Closing Date in performing all or any of the Maintenance Requirements and/or for all sums drawn under the Maintenance Bonds by the Township.

                           (e) Subject to subparagraph (i) below, prior to or at
Closing, and as a condition precedent to Seller's obligation to consummate the Closing hereunder, Buyer shall deliver to Seller an agreement from the Township providing for a complete release and termination (the "Releases") of all of Seller's obligations under all Maintenance Requirements. Buyer agrees promptly and timely to make all applications and submissions to the Township for approval of the Substitute Maintenance Bonds, and issuance of the Releases in order to obtain approval and issuance of same on or before the Closing Date. Seller shall join in all applications and submissions and otherwise cooperate with Buyer in seeking approval of the Substitute Maintenance Bonds and issuance of the Releases. In furtherance of the foregoing, Buyer shall use its diligent efforts, to have all such applications and other necessary documents prepared and submitted in time to be placed on the next regularly scheduled meetings of the Township.

                           (f) At Closing, Buyer shall assume all obligations
arising from and after the Closing Date with respect to the maintenance and development of the New Jersey Real Properties now existing or hereafter imposed by the Township, the Board of Freeholders, or any other governmental, quasi-governmental or utility authority having jurisdiction over the New Jersey Real Properties and shall indemnify, hold harmless and defend Seller from and against all damages, losses, liabilities, claims, costs and expenses (including reasonable attorneys' fees) suffered by Seller by reason of Buyer's failure to timely and properly comply with the provisions of any maintenance agreements or any of the Maintenance Requirements imposed in connection with the development of any of the New Jersey Real Properties. Seller shall indemnify, hold harmless and defend Buyer from and against all damages, losses, liabilities, claims, costs and expenses (including reasonable attorney's fees) suffered by Buyer by reason of or in connection with work previously performed by Seller in connection with the Maintenance Requirements.

                           (g) Notwithstanding anything to the contrary
contained in this Paragraph 8, if, despite diligent efforts, Buyer and Seller have been unable to obtain the release of the Maintenance Bonds and the Releases on or prior to the Closing Date, then, Buyer shall deposit with Seller at Closing, letters of credit, cash escrows or other collateral acceptable to Seller, in Seller's reasonable discretion, in an amount equal to the Maintenance Bonds until such time as the Maintenance Bonds and the Releases have been obtained, in which event Buyer shall diligently pursue the release of the Maintenance Bonds and the Releases and indemnify, defend and hold harmless Seller from and against all damages, losses, liabilities, claims, costs and expenses (including reasonable attorneys' fees) suffered by Seller by reason of Buyer's failure to timely and properly complete the Maintenance Requirements arising after the Closing Date or comply with the provisions of any maintenance agreements arising after the Closing Date or any draw down or demand for payment upon the Maintenance Bonds.

                           (h) All of the provisions of this Paragraph 8 shall
survive Closing.


                  9. Representations Of Seller And Buyer.

                           (a) Seller hereby represents and warrants, as
follows, all of which shall be true and correct at and as of the date hereof:

                                    (1) Seller is a limited partnership duly
organized and validly existing under the laws of the State of Delaware, and is in good standing in such state.

                                    (2) Seller has all necessary power and
authority to enter into this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby, without the consent or authorization of, or notice to, any third party, except those third parties to whom such consents or authorizations have been or will be obtained, or to whom notices have been or will be given, prior to the Closing. This Agreement constitutes, and the other documents and instruments to be delivered by Seller pursuant hereto when delivered will constitute, the legal, valid and binding obligations of Seller, enforceable against Seller in accordance with their respective terms.

                                    (3) Except as set forth in Exhibit "O"
attached hereto and made a part hereof, there is no litigation, proceeding or action pending or, to the best of Seller's knowledge, threatened against or relating to Seller or its Property which might materially and adversely affect Seller or its Property or which questions the validity of this Agreement or any action taken or to be taken by Seller pursuant hereto. Seller shall remain responsible to defend, and shall indemnify and hold Buyer harmless from and against all liability, cost and expense relating to the litigation identified in Paragraph 1 of Exhibit "O", which obligation shall survive the Closing.

                                    (4) Neither the execution of this Agreement
nor the consummation of the transactions contemplated hereby will constitute a violation or be in conflict with or constitute a default under any term or provision of the Seller's partnership agreement or any other material agreement, instrument or lease to which Seller is a party, subject to any required consents or authorizations of, or notices to, third parties from whom such consents or authorizations will be obtained or to whom notices will be given prior to Closing.

                                    (5) True, correct and complete copies of all
of the following, together with any modifications or amendments thereof, but only if and to the extent the same are in Seller's possession or control, have been or will be delivered, or made available, to Buyer within five (5) days following the execution of this Agreement: (i) Leases and rent rolls; (ii) Contracts; (iii) leases of equipment, vehicles and other tangible personal property used by Seller in connection with the ownership and operation of the Properties (the "Personal Property Leases"); (iv) Licenses; (v) Maintenance Bonds; (vi) surveys; (vii) title reports; (viii) engineering reports; and (ix) environmental reports.

                                    (6) To the best of Seller's knowledge, (i)
all of the Leases, Contracts and Personal Property Leases, Licenses and Maintenance Bonds, are in full force and effect, (ii) there has been no action or failure to act by Seller or any other party to any Lease, Contract or Personal Property Lease which, with the giving of notice or the passage of time or both, would constitute a default in any material respect or otherwise entitle either party to damages or a right to terminate; and (iii) Seller has not received from any other party written notice with respect to the condition of the Properties or the use or repair of the same or of any alleged default by Seller under any such Lease, or Personal Property Lease, License or Maintenance Bond. Each of the Contracts is terminable at will without penalty or cancellation fee upon no more than thirty (30) days prior written notice but, except as hereinafter expressly provided, unless otherwise directed by Buyer, the Contracts shall not be terminated by Seller as of Closing. Anything in this Agreement to the contrary notwithstanding, any and all existing management agreements and brokerage or leasing agreements shall be terminated as of Closing. Buyer shall assume all Contracts not terminated at Closing pursuant to the Assignment.

                                    (7) Seller does not employ any persons at
any of the Real Properties. Seller shall indemnify and hold Buyer harmless of, from and against any and all claims and liabilities arising out of the employment of any individuals by Seller and its affiliates, whether as employees or independent contractors. As of the Closing, there are and shall be no liens against the Real Properties arising under the Employee Retirement Income Security Act of 1974, as amended, nor any other compensation or employment related lien or liability that could become the responsibility of Buyer after the Closing. This Paragraph shall survive Closing.

                                    (8) To Seller's actual knowledge, there are
no public improvements in the nature of off-site improvements or otherwise, which have been ordered to be made and/or which have not heretofore been assessed and, to Seller's actual knowledge, there are no special or general assessments currently affecting or pending against the Real Properties or any portion thereof.

                                    (9) Seller has not been served with written
notice that it has been named as a party in any litigation, administrative proceeding or investigation naming Seller as a responsible party or potentially responsible party for any liability for clean-up costs, natural resource damages or other damages or liability for prior disposal or release of Hazardous Substances, Hazardous Wastes or other environmental pollutants or contaminants. For purposes of this Agreement, "Hazardous Substances" means those elements and compounds which are designated as such in Section 101(14) of the Comprehensive Response, Compensation and Liability Act (CERCLA), 42 U.S.C. Section 9601 (14), as amended, all petroleum products and by-products, and any other hazardous substances as that term may be further defined in any and all applicable federal, state and local laws (including, in New Jersey, the New Jersey Industrial Site Recovery Act (ISRA); and "Hazardous Wastes" means any hazardous waste, residential or household waste, solid waste, or other waste as defined in applicable federal, state and local laws. Seller has not received any summons, citation, directive, letter or other written communication, from any governmental or quasi-governmental authority concerning any intentional or unintentional action or omission on Seller's part which either (a) resulted in the releasing, spilling, leaking, pumping, pouring, emitting, emptying or dumping of Hazardous Substances or Hazardous Wastes, or (b) related in any way to the generation, storage, transport, treatment or disposal of Hazardous Substances or Hazardous Wastes.

                                    (10) True and correct copies of the income
and expense statements for the Properties, and a current rent roll certified by Seller, will be delivered to Buyer upon execution of this Agreement.

                                    (11) Seller has received no written notice
of any violation of any of the licenses, permits, consents, authorizations, approvals, and certificates of any regulatory, administrative or other governmental agency or body, if any, issued to or held by the Seller and related to the ownership or operation of the Properties (collectively, the "Permits"), and there is no pending or, to the actual knowledge or Seller, threatened proceeding which could result in the revocation or cancellation of, or inability of Seller to renew, any Permit.

                                    (12) To the best of Seller's knowledge,
except as set forth in Exhibit "P" attached hereto and made a part hereof, all management fees are fully paid, there are no brokerage commissions owing by Seller with respect to any of the Leases or otherwise related to the Properties which have not been paid, and there are no ongoing commission or leasing fee obligations.

                                    (13) Seller has received no written notice
from any insurance company which has issued a policy with respect to the Properties or by any board of fire underwriters (or other body exercising similar functions) claiming any defects or deficiencies or requesting the performance of any repairs, alterations or other work, and Seller will promptly notify Buyer of any such notice or requirement if such notice is received prior to the Closing.

                                    (14) Seller is not a "foreign person" and
will deliver to Buyer, at the Closing, a statement certifying that it is not a "foreign person" within the meaning of the Internal Revenue Code of 1986, as amended.

                                    (15) Seller has not received written notice
from any governmental agency or authority of outstanding material violations issued by governmental authorities having jurisdiction over the Real Properties.

                                    (16) Except as may be set forth in a Lease,
there are no options, rights of first refusal or conditional sales agreements regarding the purchase and sale of the Real Properties.

                  It is agreed and understood that Buyer intends to perform its own due diligence, investigation and analysis in connection with the transaction contemplated by this Agreement.

If and to the extent that Buyer determines prior to the Due Diligence Termination Date that any or all of the representations and warranties made in this Agreement by Seller shall be untrue as a result of such due diligence, investigation or analysis, Buyer shall not be entitled to rely on such representation(s) and warranty(ies) contained in this Agreement and the same shall be deemed to have been deleted from this Agreement as to such matters. Accordingly, in the event that the Buyer has now or hereafter acquires prior to the Due Diligence Termination Date actual knowledge that one or more of the representations and warranties of Seller are not true, no such fact or circumstance known to Buyer shall be made the basis of a claim by the Buyer of a breach of representation or warranty by Seller.


                  Notwithstanding anything to the contrary contained in this Agreement, in the event any representation, agreement or undertaking made by Seller in this Agreement shall prove to be false and the cost or expense incurred or likely to be incurred by Buyer as a result thereof shall not exceed $250,000 in the aggregate, such misrepresentation, agreement or undertaking shall be deemed "immaterial" and shall not give rise to any right of Buyer to terminate or refuse to close title under this Agreement or give rise to any right of action for money damages or specific performance and Buyer hereby waives all its rights, claims and remedies relating thereto. Buyer's sole remedy in the event any representation, agreement or undertaking of Seller which is discovered by Buyer at or prior to the Closing herein shall prove to be false and the cost or expense incurred or likely to be incurred by Buyer as a result thereof exceeds $250,000 shall be to terminate this Agreement by written notice given at or prior to Closing, which notice shall specify in detail the nature of the misrepresentation and identify in detail the costs incurred or likely to be incurred by Buyer, and thereupon Buyer shall receive a refund of the Deposit, and Seller shall reimburse Buyer for Buyer's Reasonable Costs and Due Diligence Costs. To the extent Buyer has knowledge that any representation, agreement or undertaking is false at or prior to the Closing, and does not or is not permitted to terminate this Agreement, Buyer hereby waives all of its rights, claims and remedies relating thereto.


                  As to any representation or warranty made in this Agreement which is qualified as being to the best knowledge of Buyer or Seller, it is agreed and understood that such party shall be under no obligation to conduct any independent investigation or inquiry regarding the matters covered by such representation and warranty. Buyer or Seller will be deemed to have knowledge of a particular matter only if the facts and circumstances thereof are actually known to such party making such representation or warranty.

                           (b) Buyer hereby represents and warrants as follows,
all of which shall be true and correct at, and as of, the date hereof:

                                    (17) Buyer is a real estate investment trust
duly formed and validly existing under the laws of the State of Maryland, and is in good standing with the State Department of Assessments and Taxation of Maryland.


                                    (18) Subject to Paragraph 9(b)5, below,
Buyer has all necessary power and authority to enter into this Agreement, to perform its obligations hereunder, and to consummate the transactions contemplated hereby, without the consent or authorization of, or notice to, any third party, except those third parties to whom such consents or authorizations have been or will be obtained, or to whom notices have been or will be given, prior to the Closing. This Agreement constitutes, and the other documents and instruments to be delivered by Buyer pursuant hereto when delivered will constitute, the legal, valid and binding obligations of Buyer, enforceable against Buyer in accordance with their respective terms.

                                    (19) Neither the execution of this Agreement
nor the consummation of the transactions contemplated hereby will (a) violate any provision of any organizational document of Buyer, or (b) constitute a violation of or be in conflict with or constitute a default under any term or provision of any material agreement, instrument or lease to which Buyer is a party.

                                    (20) There is no litigation, proceeding or
action pending, or, to the best of Buyer's knowledge, threatened against or relating to Buyer which might materially and adversely affect the ability of Buyer to consummate the transactions contemplated hereby or which questions the validity of this Agreement or any action taken or to be taken by Buyer pursuant hereto.

                                    (21) The execution and delivery of this
Agreement shall have been approved by the trustees of Buyer on or prior to the Due Diligence Termination Date and no further action shall thereupon be required on the part of Buyer to consummate the transaction contemplated hereby. The signatories for Buyer are authorized and empowered to bind Buyer to this Agreement and all transactions contemplated herein.

                                    (22) Except as otherwise set forth in
Paragraph 9(b)5, above, no consent, approval or authorization of, or declaration, filing or registration with, any governmental agency is required in connection with the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereunder by the Buyer or the Partnership.

                                    (23) Buyer has sufficient funds available to
consummate the transaction contemplated by this Agreement, without the necessity of third-party financing other than other than Buyer's existing revolving credit facility administered by Nationsbank,

N.A. Buyer acknowledges that its obligations hereunder are not conditioned upon any third party financing or capital infusion by another party.

                                    (24) The information contained in Buyer's
Form 10-K for the year ended December 31, 1996, was prepared in all material respects in accordance with and complied in all material respects with the requirements of the rules of the Securities and Exchange Commission, and did not at the time that it was filed contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

                  All of the representations and warranties set forth in this
Section 9 shall be deemed renewed by Seller and Buyer on the Closing Date and shall, as a condition to each party's obligation to close hereunder, be recertified by each party as being true and correct in all material respects as of the Closing Date as if made at such time (it being understood that specific, numbered representations and warranties that speak of a specified date shall only continue to speak as of the date so specified), but shall not survive the Closing.

                  10. Access To The Property.


                  (a) Buyer and/or its agents and representatives, during normal business hours and after reasonable advance notice to Seller, may enter upon any of the Real Properties from time to time prior to the Closing Date, accompanied by an agent of Seller, for purposes of conducting such inspections, investigations and/or studies as Buyer deems necessary, including, without limitation, financial reviews, physical inspections, lease reviews and environmental reviews and testing, which activities may include test borings and soil samplings ("Buyer's Due Diligence Activities"). Buyer's access to the Real Properties shall be subject to the rights of the Tenants of any of the Real Properties, who shall not be unreasonably disturbed during any such inspection by Buyer. Buyer shall not engage in any activity in or about the Real Properties which directly or indirectly violates the terms of any governmental or quasi-governmental statute, rule, regulation, order or practice. Buyer shall not make any physical changes to any of the Real Properties, except for test borings and soil samplings which shall be performed only by licensed engineers reasonably acceptable to Seller and only after three (3) business days' prior notice to Seller. Buyer may contact any governmental or quasi-governmental authorities concerning the Property without the prior written approval of Seller. Seller shall have the opportunity to observe any and all action taken by Buyer or its representatives, consultants, agents, etc. pursuant to this paragraph 10. All information set forth in any document which Seller has granted to Buyer the express right to review, if any, shall be held in strict confidence until Closing and thereafter in the event Closing does not occur. If Buyer violates its obligations under this Paragraph 10(a) or in the event of any physical damage to any of the Real Properties or any Personal Property resulting, directly or indirectly, from the exercise by Buyer of its rights under this Paragraph 10(a), Buyer hereby agrees to restore the Real Properties and Personal Property to their respective conditions prior to incurring such damage. Buyer hereby agrees to indemnify, defend and hold harmless Seller from and against all physical damage to any of the Real Properties and Personal Property, personal injury and/or any other claims or liability which may occur as a result of Buyer's (or Buyer's agents, employees, invitees or licensees) entry or activities upon any of the Real Properties. The provisions of this Paragraph 10(a) shall survive Closing or other termination of this Agreement.

                  (b) Buyer, or any of Buyer's consultants performing physical tests on the Real Properties shall maintain public liability insurance policies (naming Seller as an additional named insured with respect to any liability occurring on the Real Properties), with combined single limit coverage of at least $1,000,000, insuring against claims arising as a result of the inspections of Buyer, its agents, employees or such contractors at any of the Real Properties. A certificate of insurance evidencing the foregoing coverage shall be delivered to Seller prior to Buyer's or any of Buyer's consultants' entry on to any of the Real Properties.

                  (c) In the event Closing does not occur or this Agreement is terminated, Buyer shall promptly return to Seller any documents obtained from Seller or

Seller's agents and deliver, to Seller without charge, copies of all written test results, studies, reports and similar materials obtained by or on behalf of Buyer relating to any of the Real Properties.


                  11 Due Diligence Period; Additional Provisions.

                           (a) During the period commencing on the Effective
Date and ending at 5:00 p.m. E.S.T. on the Due Diligence Termination Date, Buyer may, subject to the provisions set forth in Paragraph 10 above, review all plans and specifications, condition of title, agreements relating to and the availability of utilities, environmental conditions, the physical condition of the existing improvements, compliance by each of the Real Properties with zoning, licensing and all other governmental requirements, Leases for any of the Real Properties, operating statements pertaining to each of the Real Properties and all other aspects and conditions of each of the Real Properties which Buyer may decide to review (collectively, "Buyer's Due Diligence Activities"), all as Buyer shall deem appropriate). In connection with Buyer's Due Diligence Activities, Seller has delivered or will deliver to Buyer various documents, reports and materials (collectively, the "Seller Due Diligence Materials"). BUYER UNDERSTANDS AND HEREBY ACKNOWLEDGES AND AGREES THAT THE SELLER DUE DILIGENCE MATERIALS ARE BEING DELIVERED TO BUYER WITHOUT ANY REPRESENTATION OR WARRANTY WHATSOEVER BY SELLER OR BY THE PREPARER OF SUCH SELLER DUE DILIGENCE MATERIALS, WITH THE SOLE EXCEPTION OF ANY REPRESENTATION OR WARRANTY AS TO THE CORRECTNESS, ACCURACY OR COMPLETENESS THEREOF WHICH IS EXPRESSLY SET FORTH IN THIS AGREEMENT.


                           (b) If, as a result of Buyer's Due Diligence
Activities or otherwise, Buyer shall conclude, for any reason or for no reason, that it does not wish to proceed with the transaction contemplated by this Agreement, it may terminate this Agreement by written notice delivered to and received by Seller on or before 5:00 P.M. E.S.T. on the Due Diligence Termination Date (as to which date time shall be of the essence), with a simultaneous copy thereof to the Escrow Agent. In the event of such timely termination of this Agreement by the Buyer, the Escrow Agent shall make the delivery of funds contemplated under Paragraph 1 of the Escrow Terms, and this Agreement shall thereupon be null and void and of no further force or effect, except as to those matters which expressly survive such termination.

                           (c) Seller agrees to use all reasonable and diligent
efforts to obtain, prior to the Closing, with respect to the New Jersey Properties, (the Non-Applicability Letter) from the New Jersey Department of Environmental Protection and Energy or its successor. In furtherance of the foregoing, Seller shall apply for the Non-Applicability Letter promptly after the Effective Date, and shall pursue the same diligently and in good faith.

                           (d) Buyer agrees to prepare and forward to Seller, at
Buyer's sole cost and expense, certificates (the "Estoppel Certificates") for execution by the Tenants which shall at Buyer's election, either (i) be in such form or contain such information as the Tenant from whom request is made is obligated under its Lease to execute and deliver for execution by the Tenants (the "Required Form"), or (ii) in the form annexed hereto as Exhibit "Q". Seller agrees to deliver the Estoppel Certificates to the Tenants promptly after Buyer's written election as to the form to be used (which election shall be made not later than five (5) days after the date hereof), and to use all reasonable and diligent efforts to obtain executed copies of same from such Tenants prior to the Closing. It shall be a condition to Buyer's obligations hereunder that, at or prior to Closing, Estoppel Certificates shall have been obtained from the Tenants identified on Exhibit "T" annexed hereto and made a part hereof (the "Identified Tenants"), BUT ONLY IF THE INITIAL REQUEST MADE OF SUCH TENANT WAS FOR AN ESTOPPEL CERTIFICATE IN THE REQUIRED FORM, provided, however, that at Seller's option, if an estoppel in the Required Form is not obtained from an Identified Tenant, Seller may, in lieu thereof, deliver its certificate containing the information set forth on the Required Form, which certificate shall serve as Seller's representation as to the facts stated therein, which representation shall survive for a period of six (6) months following the Closing. In no event shall Buyer's obligations under this Agreement be conditioned, in whole or in part, upon the delivery of Estoppel Certificates from any Tenant in other than the Required Form.

                  12. Condemnation. Seller covenants and warrants that Seller has not received any written notice of any condemnation proceeding or other proceeding in the nature of eminent domain in connection with the Real Properties, and has no actual knowledge of any threatened condemnation. As used herein, a "material taking" shall mean a taking of either an entire Real Property, more than twenty percent (20%) of a Building or more than 10% of the parking area of a Real Property. If, prior to the Closing, any such proceeding affecting a material portion of any of the Real Properties is commenced, Seller agrees promptly to notify Buyer thereof. In the event of a material taking of one or more Real Properties or commencement of proceedings in connection with such a taking, Buyer may, at its sole option exercised by delivery of written notice thereof within ten (10) days after receipt of such written notice thereof, (x) proceed to Closing as provided in this Paragraph 12 without an abatement of the Purchase Price and at Closing Seller shall assign to Buyer, without recourse, all condemnation proceeds paid or payable with respect thereto; or (y) terminate this Agreement with respect to each of the Real Properties as to which a material taking has occurred, whereupon this Agreement shall terminate with respect to such Real Property and this Agreement shall continue in full force and effect with respect to all of the remaining Real Properties, and at Closing, Buyer shall pay to Seller the aggregate of the Allocated Prices for the remaining Real Properties. Provided Buyer shall have waived its right to terminate this Agreement with respect to the Real Property so taken, as provided above, Seller shall not, from and after the Due Diligence Termination Date, settle or adjust any claims relating to a condemnation without Buyer's prior approval, which shall not be unreasonably withheld or delayed.

                  13. Damage By Fire Or Other Casualty.

                           (a) Seller shall promptly notify Buyer of damage to
the Improvements occurring by reason of casualty during the period between the Effective Date and the Closing Date. Seller shall timely notify any insurance companies with respect to any damage and shall promptly submit claims for such damage. Provided Buyer shall have waived its right to terminate this Agreement with respect to the Real Property so damaged, as provided below, Seller shall not, from and after the Due Diligence Termination Date, settle or adjust any claims relating to a casualty without Buyer's prior approval, which shall not be unreasonably withheld or delayed.

                           (b) If (i) any portion of the Improvements is damaged
by fire or casualty after the Execution Date and the Improvements so damaged are not repaired or restored on or before Closing to substantially the condition existing prior to the damage, and (ii) at the time of Closing, the estimated cost of repairs by reason of such fire or casualty to the Improvements, as determined by an independent adjuster is, with respect to any of the Real Properties so damaged, an amount equal to or less than ten percent (10%) of the Allocated Price for such Real Property, there shall be no abatement or adjustment in the Purchase Price and, provided the loss or damage is a covered loss under Seller's insurance policy, Buyer shall be required to purchase all of the Real Properties in accordance with the terms of this Agreement and, at Closing, Seller shall assign to Buyer, without recourse, all insurance claims and proceeds with respect thereto (less sums theretofore expended, if any, by Seller for emergency repairs or barricades) and Seller shall credit Buyer at Closing with the amount of any applicable deductible. Seller shall have no liability or obligation with respect to the condition of any of the Real Properties as a result of any such fire or casualty. If the repair to, or the restoration of, the Improvements so damaged has not been completed as aforesaid and, at the time of Closing, the estimated cost of such repair or restoration, as determined by such independent adjuster, for any of the Real Properties is an amount which is greater than ten percent (10%) of the Allocated Price for the applicable Real Property, Buyer may, at its sole option, (x) proceed to Closing as provided in this Paragraph 13(b) without an abatement of the Purchase Price and at Closing Seller shall assign to Buyer, without recourse, all insurance claims and proceeds with respect thereto (less sums theretofore expended, if any, by Seller for emergency repairs or barricades) and Seller shall credit Buyer at Closing with the amount of any applicable deductible; or (y) terminate this Agreement with respect to each of the Real Properties which have suffered damage to the Improvements by fire or other casualty in an amount which exceeds ten percent (10%) of the Allocated Price for such Real Property(s) whereupon this Agreement shall terminate with respect to such damaged Real Property(s) and this Agreement shall continue in full force and effect with respect to all of the remaining Real Properties, and at Closing, Buyer shall pay to Seller the aggregate of the Allocated Prices for the remaining Real Properties. Buyer shall assign all of its right, title and interest in and to any and all insurance policies and insurance proceeds relating to such of the Real Properties for which this Agreement has been terminated.

                  14. Default.

                           (a) If Buyer shall default in its obligations to pay
the Purchase Price and complete Closing in accordance with the terms of this Agreement, then, as Seller's sole and exclusive remedy therefor, Seller shall be entitled to retain the Deposit as liquidated and agreed upon damages for the losses and injuries which Seller shall have sustained and suffered as a result of Buyer's default, and thereupon this Agreement and Buyer's obligations hereunder shall be terminated except as expressly provided in this Agreement. It is agreed that the provisions of this Paragraph 14(a) for liquidated and agreed upon damages are a bona fide provision for such and are not a penalty, the parties understanding that by reason of the withdrawal of the Real Properties from sale to the general public at a time when other parties would be interested in purchasing such Real Properties, that Seller shall have sustained damages which will be substantial, but will not be capable of determination with mathematical precision. Therefore, this provision for liquidated and agreed upon damages has been incorporated as part of this Agreement as a provision beneficial to both parties.

                           (b) If Seller shall default in its obligation to
deliver any of the Deeds or other items described in Paragraph 5 hereof, upon Buyer's (i) tender of the full Purchase Price and (ii) compliance with all of the material terms and conditions of this Agreement, Buyer shall have the sole option of terminating this Agreement and receiving the return of the Deposit, together with payment by Seller of (A) Buyer's Reasonable Costs, and (B) Buyer's actual, documented out-of-pocket costs and expenses incurred in connection with its Due Diligence Activity, not to exceed Seventy-Five Thousand Dollars ($75,000) ("Due Diligence Costs") or (Y) to seek specific performance of Seller's obligation to convey the Real Properties in accordance with this Agreement. If Purchaser elects to terminate this Agreement, upon payment of the sums described above, Seller shall be released and relieved of any further liability and this Agreement shall thereupon be null and void. Except as expressly set forth above, Buyer hereby waives any right which Buyer may have to any lis pendens or other lien or encumbrance against any of the Real Properties, equitable relief, consequential or punitive damages, loss of profits, costs related to in-house or other overhead allocations, and damages. The remedies set forth herein shall be Buyer's sole remedies pursuant to this Agreement, or otherwise at law or in equity shall become null and void if Closing occurs (except as to obligations hereunder which by their terms expressly survive Closing), and shall not apply to a defect in title, the remedies for which are set forth in Paragraph 5(b) hereof, or to any inability on the part of Seller to perform its obligations under this Agreement.


                  15. Operations Prior To Closing.

                           (a) Seller agrees to operate each of the Real
Properties between the Execution Date and the Closing Date in the same general manner as Seller has operated each of the Real Properties during the immediately preceding six (6) month period, paying all costs and expenses as they come due, and in any event prior to Closing, and maintaining all insurance coverage currently in force.

                           (b) Seller shall comply with all of the material
obligations of landlord under the Leases and all other agreements and contractual arrangements affecting the Real Properties by which Seller is bound or to which the Real Properties, or any of them, are subject, and which will be binding upon Buyer or a lien upon such Real Property, after the Closing.

                           (c) Seller shall notify Buyer promptly of Seller's
receipt of any notice from any party alleging that Seller is in default of its obligations under any of the Leases or any Permit or material agreement affecting the Real Properties, or any portion or portions thereof.

                           (d) No contract for or on behalf of or affecting the
Real Properties shall be negotiated or entered into which cannot be terminated by Seller upon the Closing without the payment of a specific charge, cost, penalty or premium for such termination.

                           (e) Except with the prior written consent of Buyer,
which Buyer agrees it shall not unreasonably withhold, condition or delay, Seller shall not enter into any new leases for any portion of the Real Properties, other than leases or amendments of existing Leases which comply with the leasing parameters set forth in Exhibit "R" annexed hereto and made a part hereof, as to which Buyer shall be given prior written notice, but as to which Buyer's consent shall not be required. Any new lease shall be on Seller's customary form (which may vary to reflect customary negotiated revisions thereto), or such other form which is reasonably acceptable to Buyer. Further, except with the prior written consent of Buyer, which Buyer agrees it shall not unreasonably withhold, condition or delay, or as set forth above, Seller shall not amend, extend (except where required under the terms of the Lease in question), terminate (except by reason of a tenant's default), accept surrender of, or permit any assignments or subleases of, any of the Leases (except as may be required under such Lease), nor accept any rental more than one (1) month in advance (exclusive of any security deposit).

                           (f) Seller shall not make or permit to be made any
capital improvements or additions to the Real Properties, or any portion thereof, without the prior written consent of Purchaser, except those made by Seller pursuant to the express requirements of this Agreement, those made by tenants pursuant to the right to do so under their Leases, or by Seller if required by applicable law or ordinance, or as required under any Lease.

                           (g) Seller shall timely bill all tenants for all rent
billable under Leases, and use commercially reasonable efforts to collect any rent in arrears.

                           (h) Seller shall notify Buyer of any tax assessment
disputes (pending or threatened) prior to Closing, and from and after the Due Diligence Expiration Date, Seller not agree to any changes in the real estate tax assessment, nor settle, withdraw or otherwise compromise any pending claims with respect to tax assessments relating to the current or any subsequent year, without Buyer's prior written consent, which shall not be unreasonably withheld, delayed or conditioned. If any proceedings shall result in any reduction of assessment and/or tax for the tax year in which the Closing occurs, it is agreed that the amount of tax savings or refund for such tax year, less the reasonable fees and disbursements in connection with such proceedings, shall be apportioned between the parties as of the date real estate taxes are apportioned under this Agreement. All refunds relating to any tax year prior to the Closing shall be the sole property of Seller, and all refunds relating to any year subsequent to the year in which Closing occurs shall be the sole property of Buyer. Each party agrees to promptly remit to the other any refund received by it which is the property of the other.

                           (i) Seller shall notify Buyer promptly of the
occurrence of any of the following:

                                    i) Receipt of notice from any governmental
or quasi-governmental agency or authority or insurance underwriter relating to the condition, use or occupancy of the Real Properties, or any portion thereof;

                                    ii) Receipt of any notice of default from
any tenant or from the holder of any lien or security interest in or encumbering the Real Properties, or any portion thereof;

                                    iii) Notice of any actual or threatened
litigation against Seller or affecting or relating to the Real Properties, or any portion thereof which may materially and adversely affect the Real Properties or Seller's ability to consummate the transactions contemplated by this Agreement; and

                                    iv) Vacancy of any demised premises by a
tenant, other than in accordance with a scheduled lease termination.

                  16. Property Conveyed "AS-IS, WHERE IS". IT IS UNDERSTOOD AND AGREED THAT, EXCEPT AS OTHERWISE SPECIFICALLY PROVIDED IN THIS AGREEMENT, SELLER IS NOT MAKING AND SPECIFICALLY DISCLAIMS ANY WARRANTIES OR REPRESENTATIONS OF ANY KIND OR CHARACTER, EXPRESS OR IMPLIED, WITH RESPECT TO THE ECONOMICAL, FUNCTIONAL, ENVIRONMENTAL OR PHYSICAL CONDITION OF ALL OF THE PROPERTIES, INCLUDING, BUT NOT LIMITED TO, WARRANTIES OR REPRESENTATIONS AS TO MATTERS OF TITLE, ZONING, TAX CONSEQUENCES, PHYSICAL OR ENVIRONMENTAL CONDITIONS, AVAILABILITY OF ACCESS, INGRESS OR EGRESS, OPERATING HISTORY OR PROJECTIONS, VALUATION, GOVERNMENTAL APPROVALS, GOVERNMENTAL REGULATIONS OR ANY OTHER MATTER OR THING RELATING TO OR AFFECTING THE ECONOMICAL, FUNCTIONAL, ENVIRONMENTAL OR PHYSICAL CONDITION OF THE PROPERTIES INCLUDING, WITHOUT LIMITATION: (i) THE VALUE, CONDITION, MERCHANTABILITY, MARKETABILITY, PROFITABILITY, SUITABILITY OR FITNESS FOR A PARTICULAR USE OR PURPOSE OF ANY OF THE PROPERTIES, (ii) THE MANNER OR QUALITY OF THE CONSTRUCTION OR MATERIALS INCORPORATED INTO ANY OF THE PROPERTIES AND (iii) THE MANNER, QUALITY, STATE OF REPAIR OR LACK OF REPAIR OF ANY OF THE PROPERTIES. BUYER AGREES THAT WITH RESPECT TO EACH OF THE PROPERTIES, BUYER HAS NOT RELIED UPON AND WILL NOT RELY UPON, EITHER DIRECTLY OR INDIRECTLY, ANY REPRESENTATION OR WARRANTY OF SELLER OR ANY AGENT OF SELLER NOT EXPRESSLY SET FORTH IN THIS AGREEMENT. BUYER REPRESENTS THAT IT IS A KNOWLEDGEABLE PURCHASER OF REAL ESTATE AND THAT IT IS RELYING SOLELY ON ITS OWN EXPERTISE AND THAT OF BUYER'S CONSULTANTS, AND THE REPRESENTATIONS AND WARRANTIES OF SELLER CONTAINED IN THIS AGREEMENT, SUBJECT, HOWEVER, TO THE LIMITATIONS CONTAINED HEREIN UPON SUCH REPRESENTATIONS AND WARRANTIES, AND THAT SELLER HAS OR SHALL HAVE AFFORDED BUYER WITH A FULL AND COMPLETE OPPORTUNITY TO MAKE ITS OWN INDEPENDENT INVESTIGATION OF EACH OF THE PROPERTIES AND ALL MATTERS PERTAINING THERETO INCLUDING, BUT NOT LIMITED TO, THE PHYSICAL AND ENVIRONMENTAL CONDITIONS THEREOF AND, UPON CLOSING, SHALL ASSUME THE RISK THAT ADVERSE MATTERS, INCLUDING, BUT NOT LIMITED TO, ADVERSE PHYSICAL AND ENVIRONMENTAL CONDITIONS, MAY NOT HAVE BEEN REVEALED BY BUYER'S INSPECTIONS AND INVESTIGATIONS. BUYER ACKNOWLEDGES AND AGREES THAT, UPON CLOSING, SELLER SHALL SELL AND CONVEY TO BUYER AND BUYER SHALL ACCEPT EACH OF THE PROPERTIES "AS IS, WHERE IS," WITH ALL FAULTS, AND THERE ARE NO ORAL AGREEMENTS, WARRANTIES OR REPRESENTATIONS (EXCEPT AS HEREIN SPECIFICALLY PROVIDED), COLLATERAL TO OR AFFECTING ANY OF THE PROPERTIES BY SELLER, ANY AGENT OF SELLER OR ANY THIRD PARTY. BUYER EXPRESSLY AGREES THAT THE TERMS AND

CONDITIONS OF THIS PARAGRAPH 16 SHALL EXPRESSLY SURVIVE THE CLOSING AND NOT MERGE THEREIN AND SELLER IS NOT LIABLE OR BOUND IN ANY MANNER BY ANY VERBAL OR WRITTEN STATEMENTS, REPRESENTATIONS, OR INFORMATION PERTAINING TO ANY OF THE PROPERTIES FURNISHED BY ANY REAL ESTATE BROKER, AGENT, EMPLOYEE, SERVANT OR OTHER PERSON, UNLESS THE SAME ARE SPECIFICALLY SET FORTH OR REFERRED TO IN THIS AGREEMENT.


                  17. Brokers.

                           (a) Seller and Buyer each represent to the other that
except for CB Commercial Real Estate Group, Inc., who represents Seller and is Seller's real estate broker, and whose commission shall be paid by Seller, neither Seller nor Buyer has dealt with any real estate broker, dealer or salesman in connection with the subject transaction.

                           (b) Seller and Buyer shall and hereby each agree to
indemnify, defend, and hold harmless the other from and against any loss, damage, or claim resulting from a breach of the representations of Seller and Buyer set forth in Paragraph 17(a) hereof.

                           (c) The provisions of this Paragraph 17 shall survive
Closing hereunder, or any other termination of this Agreement.

                           (d) The Commonwealth of Pennsylvania has established
a Real Estate Recovery Fund, the purpose of which is to compensate persons who obtain a final civil judgment against a Pennsylvania real estate licensee owing to fraud, misrepresentation or deceit in a real estate transaction and who has been unable to collect the judgment after exhausting all legal and equitable remedies. For complete details, call: (717) 783-3658.

                  18. Notices. All notices, requests and other communications required or permitted to be given under this Agreement shall be in writing and shall be delivered (i) in person, or (ii) by certified mail, return receipt requested, or (iii) by recognized overnight delivery service providing positive tracking of items (for example, Federal Express), or (iv) by confirmed telecopier, in each case addressed as follows (or at such other address of which Seller or Buyer shall have given notice as herein provided):


If Intended For Seller:        EDB Property Partners, L.P. I
                               c/o Emmes & Company LLC
                               420 Lexington Avenue
                               New York, New York   10170
                               Attention:  Mr. Andrew Davidoff
                               Telecopier Number:  (212) 293-8801

With A Copy To:                Howard R. Shapiro, Esq.
                               Baer Marks & Upham LLP
                               805 Third Avenue
                               New York, New York  10022
                               Telecopier Number:  (212) 702-5941


If Intended For Buyer:         Brandywine Realty Trust
                               16 Campus Boulevard
                               Suite 150
                               Newtown Square, Pennsylvania  19073
                               Attention:  Mr. Gerard H. Sweeney
                               Telecopier Number:  (610) 325-5622


With A Copy To:                Eric L. Stern, Esq.
                               Pepper Hamilton & Scheetz LLP
                               3000 Two Logan Square
                               18th and Arch Streets
                               Philadelphia, Pennsylvania   19103
                               Telecopier Number:  (215) 981-4750

                  All such notices, requests and other communications shall be deemed to have been sufficiently given for all purposes hereof only if given pursuant to the foregoing requirements as to both manner and address, and only upon receipt (or refusal to accept delivery) by the party to whom such notice is sent. Notices by the parties may be given on their behalf by their respective attorneys.


                  19. Successors And Assigns. Buyer may not assign this Agreement or any rights herein or any portion hereof without the prior written consent of Seller, which may be withheld for any reason or for no reason, except that no such consent shall be required to an assignment of this Agreement by Buyer to the Partnership. This Agreement shall apply to, inure to the benefit of and be binding upon and enforceable against the parties hereto and their respective permitted successors and assigns, to the same extent as if specified at length throughout this Agreement.

                  20. Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which counterparts together shall constitute one and the same Agreement.


                  21. Time Of The Essence. Time is of the essence of each and every provision in this Agreement. If any time period or date ends on a day or time which is a weekend, legal holiday or bank holiday, such period shall be extended to the same time on the next business day.


                  22. Judicial Interpretation. Should any provision of this Agreement require judicial interpretation, it is agreed that the court interpreting or construing the same shall not apply a presumption that the terms hereof shall be more strictly construed against one party by reason of the rule of construction that a document is to be construed more strictly against the party who itself or through its agent prepared the same, it being agreed that the agents of all parties have participated in the preparation of this Agreement.


                  23. Captions And Recitals. The captions contained herein are not a part of this Agreement and are included solely for the convenience of the parties.


                  24. Entire Agreement. This Agreement contains the entire agreement between the parties relating to the acquisition of the Property, all prior negotiations between the parties are merged by this Agreement and there are no promises, agreements, conditions, undertakings, warranties or representations, oral or written, express or implied, between them other than as herein set forth. No change or modification of this Agreement shall be valid unless the same is in writing and signed by the parties hereto. No waiver of any of the provisions of this Agreement, or any other agreement referred to herein, shall be valid unless in writing and signed by the party against whom it is sought to be enforced.


                  25. Governing Law; Venue.

                           (a) This Agreement and the rights and duties of the
parties hereto and the validity, construction, enforcement and interpretation of this Agreement shall be governed by the laws of the State of New Jersey, except that the laws of the Commonwealth of Pennsylvania shall govern with respect to title issues concerning the Geerdes Real Property.

                           (b) With regard to any litigation arising out of or
involving this Agreement, each party hereto: (i) irrevocably submits to the jurisdiction of the state and federal courts of the State of New Jersey and agrees and consents to service of process being made upon it in any legal proceeding arising out of or in connection herewith by service of process provided by the law of the State of New Jersey; (ii) irrevocably waives, to the fullest extent permitted by law, any objection which it now or hereafter may have to the laying of venue of any litigation arising out of or in connection with this Agreement brought in the State Courts of New Jersey or the United States District Court for the District of New Jersey; (iii) irrevocably waives any claims that any litigation brought in any such court has been brought in an inconvenient forum; and (iv) irrevocably agrees that any legal proceeding against any party hereto arising out of or in connection with this Agreement shall be brought in either the State Courts of New Jersey or the United States District Court for the District of New Jersey, except insofar as the laws of New Jersey lack jurisdiction in connection with an action relating to the Geerdes Property.


                  26. Confidentiality. Each of the parties to this Agreement covenants that it shall not communicate the terms or any aspect of this transaction prior to the Closing with any person or entity other than the other parties to this Agreement, except for Seller's agents, consultants, counsel and representatives of Buyer for Buyer's Due Diligence Activities and financing purposes, unless Buyer is advised by its counsel that applicable securities laws and regulations require. In addition, Buyer covenants that if it undertakes any investigation of the Properties, it shall conduct such investigation of the Properties as described herein and with the degree of confidentiality as Buyer would apply with respect to its own proprietary information. Notwithstanding the foregoing, at any time after expiration of the Due Diligence Period, Buyer may issue one or more press releases (which shall not disclose financial terms), if necessary or appropriate to comply with applicable securities laws and regulations.

                  27. Limitation Of Liability.

                           (a) Each of the entities which comprise the Seller is
a limited partnership. In no event shall any individual partner of Seller or any partner, officer, director, shareholder or employee of any corporate or partnership partner of Seller be liable for any liabilities or obligations under this Agreement or otherwise.

                           (b) No recourse shall be had for any obligation of
Brandywine Realty Trust under this Agreement or under any document executed in connection herewith or pursuant hereto, or for any claim based thereon or otherwise in respect thereof, against any past, present or future trustee, shareholder, officer or employee of Brandywine Realty Trust, whether by virtue of any statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being expressly waived and released by the Seller and all parties claiming by, through or under Seller.


                  28. Like-Kind Exchange. Seller shall have the right, but not the obligation, prior to the Closing and without notice to or the consent of Buyer, to effect the liquidation of any or all of the limited partnerships comprising Seller and, in connection therewith, to transfer title to any or all of the Properties to the partners of each Seller as tenants-in-common (the "TIC Sellers"). In the event of such liquidation and transfer, the TIC Sellers shall expressly assume by written instrument the obligations of the Seller hereunder to convey the Properties to Buyer; provided, however, that the Seller shall remain a party to this Agreement for the purposes of the representations and warranties made by Seller hereunder (which representations and warranties shall not be made by the TIC Sellers, except as to those matters which are specific to the status of the TIC Sellers and their authority to conclude the transaction). In addition, Seller or, if the liquidation and transfer is effected, the TIC Sellers shall have the right, at their sole option, to transfer, assign and convey their interest in and to the Properties as part of a tax-free exchange for other real property of like kind pursuant to Section 1031 of the Internal Revenue Code of 1986. Buyer agrees to cooperate fully with Seller and the TIC Sellers to accomplish such an exchange provided that Buyer shall incur no costs (other than its own counsel fees in connection therewith) or be subject to any liability as a result thereof. [In the event Seller or the TIC Sellers elect to proceed with such exchange, Seller may assign its rights hereunder, but not its obligations, to a Qualified Intermediary as provided in IRC Reg. 1.1031(k)-1
(g)(4) on or before the Closing.

                   29. SEC Reporting (8-K) Requirements. For the period of time commencing on the date hereof and continuing through the first anniversary of the Closing Date, Seller shall, from time to time, upon reasonable advance written notice from Buyer, provide Buyer and its representatives, with access to all financial and other information then in Seller's possession pertaining to the period of Seller's ownership and operation of the Real Properties, which information is relevant and reasonably necessary, in the opinion of Buyer's outside, third party accountants (the "Accountants"), to enable Buyer and its Accountants to prepare financial statements in compliance with any or all of (a) Rule 3-05 or 3-14 of Regulation S-X of the Securities and Exchange Commission (the "Commission"), as applicable; (b) any other rule issued by the Commission and applicable to Buyer; and (c) any registration statement, report or disclosure statement filed with the Commission by, or on behalf of Buyer. Seller shall deliver to Buyer's accountants a representation letter (the "Letter"), in the form annexed hereto as Exhibit "U", provided that Buyer (and any assignee or designee acquiring title to the Real Properties) shall indemnify and hold Seller harmless from and against any claim, damage, loss or liability including, without limitation, legal fees incurred by Seller in investigating, defending against or settling any such matter and the amount of any such settlement to which Seller is at any time subjected, bonafide or not, by any person who is not a party to this Agreement as a result of its delivery of the information described in this Paragraph, or delivery of the Letter. The Buyer acknowledges that the Seller is not making any representation or warranty regarding such information as is delivered in accordance with the terms of this Paragraph except to the extent set forth in the Letter or otherwise expressly set forth in this Agreement.

                   30. Partial Invalidity. If any term, covenant or condition of this Agreement, or the application thereof, to any person or circumstance shall be invalid or unenforceable at any time or to any extent, then the remainder of this Agreement, or the application of such term, covenant or condition to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby. Each term, covenant and condition of this Agreement shall be valid and enforced to the fullest extent permitted by law.

                   31. No Recordation. Buyer shall not be entitled to record this Agreement or a memorandum or other notice of this Agreement in any public office. This Paragraph shall be deemed to be a specific directive to the officials of such public office NOT to accept this Agreement or a memorandum or other notice of this Agreement for recordation in any form whatsoever. Any violation of the provisions of this Paragraph 31 shall constitute an immediate default by Buyer under this Agreement.


                   32. Tender. With respect to the Geerdes Real Property, formal tender of an executed deed and purchase money is hereby waived by Buyer.


                   33. Further Assurances. After the Closing, at Buyer's sole cost and expense, Seller shall execute, acknowledge and deliver, for no further consideration, all assignments, transfers, deeds and other documents as Buyer may reasonably request to vest in Buyer and perfect Buyer's right, title and interest in and to the Property.


                   34. Jury Trial Waiver. BUYER AND SELLER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE (TO THE EXTENT PERMITTED BY APPLICABLE LAW) ANY RIGHT EACH MAY HAVE TO A TRIAL BY JURY OF ANY DISPUTE ARISING UNDER OR RELATING TO THIS AGREEMENT AND AGREE THAT ANY SUCH DISPUTE SHALL BE TRIED BEFORE A JUDGE SITTING WITHOUT A JURY.


                   35. No Offer. THE DELIVERY OF THIS AGREEMENT DOES NOT CONSTITUTE AN OFFER AND THIS AGREEMENT SHALL NOT BE BINDING AND SHALL HAVE NO FORCE AND EFFECT UNLESS AND UNTIL A FULLY EXECUTED COUNTERPART HEREOF HAS BEEN DELIVERED TO EACH OF THE PARTIES. IT IS EXPRESSLY UNDERSTOOD THAT SELLER HAS NO OBLIGATION TO EXECUTE THIS AGREEMENT.

                   36. Delivery of Documents. Promptly upon execution hereof by the parties hereto, Seller shall deliver to Buyer one copy of this Agreement, complete with all Exhibits or Schedules prepared or delivered by Seller, and a copy of this Agreement (and said Exhibits and Schedules, if available) on disk, compatible with WordPerfect 5.1.


                   37. Counterparts. This Agreement may be executed in one or more counterparts, each of which, for all purposes, shall be deemed an original and all of which, when taken together, shall constitute one and the same Agreement.

                  IN WITNESS WHEREOF, intending to be legally bound hereby, the parties have duly executed this Agreement as of the day and year first above stated.

                                         SELLER:

                                         EDB PROPERTY PARTNERS, L.P. I,
                                         a Delaware limited partnership

                                         By:      Emmes Laurel Property Corp.,
                                                  a Delaware corporation,
                                                  a general partner


                                         By: /s/ Andrew Davidoff
                                             ------------------------------
                                               Name:    Andrew Davidoff
                                               Title:   Vice President


                                         BUYER:

                                         BRANDYWINE REALTY TRUST, a
                                         Maryland Real Estate Investment Trust


                                         By:  /s/ Gerard H. Sweeney
                                              ------------------------
                                               Name:  Gerard H. Sweeney
                                               Title:  President & CEO


The Undersigned Hereby Acknowledges
Receipt Of The Deposit And Agrees To
Hold And Apply The Same In Accordance
With The Provisions Of The Escrow Terms

Baer Marks & Upham LLP
By: /s/ Howard R. Shapiro, Esquire
    ----------------------------------
    Partner

                                    EXHIBIT C

                         Additional Exceptions To Title



"Geerdes Land"



38. Grant of right-of-way to Philadelphia Suburban Water Company as in Deed Book 4794 page 669.

39. Rights granted to Philadelphia Suburban Water Company as in Deed Book 4766 page 1698, Deed Book 4766 page 1183 and Deed Book 3476 page 77.

40. Rights granted to Philadelphia Electric Company as in Deed Book 3230 page 324, Deed Book 3481 page 121 and Deed Book 4839 page 2336.

41. Rights granted to The Bell Telephone Company of Pennsylvania as in Deed Book 4912 page 1257, Deed Book 4773 page 861, Deed Book 4763 page 865 and Misc. Deed Book 71 page 252.

42. Deed of Dedication between Whitesell Enterprises, Ltd. and Upper Merion Township Authority dated August 5, 1967 recorded in Deed Book 4917 page 1875.

43. Deed of Dedication between Whitesell Enterprises Ltd. (A New Jersey Limited Partnership) and Manor Health Care Corp. (a Delaware Corporation) dated December 14, 1987 recorded in Deed Book 4860 page 2040.

44. Deed of Sanitary Sewer Easement between Whitesell Construction Inc., and Upper Merion Municipal Utility Authority dated September 24, 1987 recorded in Deed Book 4854, page 100.

45. Storm Sewer Easement between Whitesell Enterprises Ltd., (a New Jersey Limited Partnership) and Manor Healthcare Corp., (a Delaware Corporation) dated December 14, 1987 recorded in Deed Book 4860 page 2033.

46. Land Development Agreement between Township of Upper Merion and Whitesell Construction Co., Inc., dated November 1, 1988 recorded in Deed Book 4892 page 542.

47. Memorandum of Lease between Whitesell Enterprises Ltd., (a New Jersey Limited Partnership) (Landlord) and General Electric Company (a New York Corporation) (Tenant) dated February 25, 1985 recorded in Deed Book 4762 page 303.

48.  Subject to a 10 feet wide Philadelphia Electric Easement.

49. Subject to the free and common use, right, liberty and privilege of a certain roadway, passageway and watersource laid out, opened and as described in Deed Book 4731 page 1728.

50. Subject to the proportionate share of the cost of maintaining the said roadway and passageway referenced in number 13 above in good order and repair, including removal of snow, ice and debris.

51. Subject to notes, conditions, set back lines, easements etc. as recorded in Plan Book A-49 page 240, Plan Book A-49 page 138, 139 and 140, Plan Book A-46 page 113 and Plan Book A-47 page 64.

52. Taxes or special assessments which are not shown as existing liens by the public records.


"2000/4000 Land"
----------------

53.  Easement in Deed Book 1874 Page 893.

54.  Easement in Deed Book 3787 Page 111.

55.  Slope and Drainage Rights in Deed Book 779 Page 223.

56.  Slope and Drainage Rights in Deed Book 835 Page 98.

57.  Slope and Drainage Rights in Deed Book 1642 Page 1100.

58. Liability for additional assessments for taxes in connection with new Construction pursuant to N.J.S.A. 54:4-63.1 and the following sections.

"9000 Land"
-----------

59.  Slope and Drainage Rights in Deed Book 774 Page 184.

60.  Slope and Drainage Rights in Deed Book 899 Page 155.

61.  Slope and Drainage Rights in Deed Book 1338 Page 486.

62.  Slope and Drainage Rights in Deed Book 1459 Page 671.

63.  Slope and Drainage Rights in Deed Book 1579 Page 408.

64.  Slope and Drainage Rights in Deed Book 1222 Page 135.

65. 20 foot wide sanitary sewer easement crossing said premises, as shown on survey prepared by Lippincott Engineering Associates dated August 24, 1995, last revised August 29, 1995.

66. Declaration of Access and Parking Easement as contained in Deed Book 4058 Page 190.

67. Liability for additional assessments for taxes in connection with new Construction pursuant to N.J.S.A. 54:4-63.1 and the following sections.


"1000 Land"
-----------

68.  Easement in Deed Book 1222 Page 135.

69.  75 Foot Set Back Line and Utility and Access Easement.

70.  Slope and Drainage Rights in Deed Book 774, Page 184.

71.  Slope and Drainage Rights in Deed Book 899, Page 155.

72.  Slope and Drainage Rights in Deed Book 1338, Page 486.

73.  Slope and Drainage Rights in Deed Book 1459, Page 671.

74.  Slope and Drainage Rights in Deed Book 1579 Page 408.

75. Liability for additional assessments for taxes in connection with new Construction pursuant to N.J.S.A. 54:4-63.1 and the following sections.


"15000 Land"
------------

76.  Easement in Deed Book 4041 Page 182.

77.  Easement in Deed Book 4050 Page 155.

78.  Access Easement as contained in Deed Book 4041 Page 188.

79. 75 foot set back line shown on map filed in the Burlington County Recording Office

80. Memorandum of Lease by and between 15000 Midlantic Drive Associates, Limited Partnership and New Jersey Bell Telephone Company dated June 14, 1990 and recorded July 20, 1990 in Deed Book 4072 Page 38.

81. Liability for additional assessments for taxes in connection with new Construction pursuant to N.J.S.A. 54:4-63.1 and the following sections.


The Following Additional Exception To Title
Applies To Each Of The Above Mentioned Properties
-------------------------------------------------

82. Rights or claims of parties in possession reflected as Tenants on Exhibit K herein.

                                    EXHIBIT F
                                    ---------

                              Special Warranty Deed
                              ---------------------



                  THIS SPECIAL WARRANTY DEED is made the ____ day of 1997, between EDB Property Partners, L.P. I, a Delaware limited partnership, having an office c/o Emmes & Company, LLC, 420 Lexington Avenue, New York, New York 10170 (hereinafter called the Grantor) of the one part, and Brandywine Realty Trust, a Real Estate Investment Trust organized under the laws of Maryland, having an address at 16 Campus Boulevard, Suite 150, Newton Square, Pennsylvania 19073 (hereinafter called the Grantee) of the other part,



                  WITNESSETH, that the said Grantor for and in consideration of the sum of ONE DOLLAR ($1.00) lawful money of the United States of America, paid to the Grantor by the said Grantee, at or before the sealing and delivery hereof, the receipt whereof is hereby acknowledged, has granted, bargained and sold, alienated, enfeoffed, released and confirmed, and by these presents does grant, bargain and sell, alien, enfeoff, release and confirm unto the said Grantee, its successors and assigns, the land as more fully described in Schedule "A" attached hereto and made a part hereof.



                  TOGETHER with all and singular the buildings, improvements, ways, streets, alleys, passages, waters, water-courses, rights, liberties, privileges, hereditaments and appurtenances, whatsoever thereunto belonging, or in any wise appertaining, and the reversions and remainders, rents, issues and profits thereof; and all the estate, right, title, interest, property, claim and demand whatsoever of it, the said Grantor in law as in equity, or otherwise howsoever of, in, and to the same and every part thereof.



                  TO HAVE AND TO HOLD the property described herein, with the buildings and improvements thereon erected, hereditaments and premises hereby granted, or mentioned and intended so to be, with the appurtenances, unto the said Grantee and its successors and assigns, to and for the only proper use and behoof of the said Grantee and its successors and assigns, forever.


                  AND the said Grantor, for itself and its successors and assigns does by these presents, covenant, grant and agree, to and with the said Grantee and its assigns, that it, the said Grantor and its successors and assigns, all and singular the hereditaments and premises herein described and granted, or mentioned and intended so to be, with the appurtenances, unto the said Grantee and its successors and assigns, against it, the said Grantor and its successors and against all and every person or persons whomsoever lawfully claiming or to claim the same or any part thereof, by, from or under it, them or any of them, shall and will WARRANT and forever DEFEND.


                  IN WITNESS WHEREOF, the said Grantor has caused this Special Warranty Deed to be executed as of the day and year first above written.



                                            EDB Property Partners, L.P. I,
                                            a Delaware limited partnership

                                            By:  Emmes Laurel Property Corp.
                                                   a Delaware Corporation,
                                                   a general partner



                                            By:  _____________________________
                                                   Name:
                                                   Title:


RECORD AND RETURN TO:

         Eric L. Stern, Esq.
         Pepper, Hamilton & Scheetz LLP
         3000 Two Logan Square
         18th and Arch Streets
         Philadelphia, Pennsylvania   19103-2799

STATE OF NEW YORK )
                  )ss.:
COUNTY OF         )



                  On this ____ day of _________, 1997, before me personally came __________________________ to me known and known by me to be the person who executed the foregoing instrument, and who being by me duly sworn, did depose and say that he resides at _______________________________; that he is the ________ President of Emmes Laurel Property Corp., a corporation duly organized under the laws of the State of Delaware, having its principal place of business at c/o Emmes & Company LLC, 420 Lexington Avenue, New York, New York 10170 that said corporation is a general partner of EDB Property Partners, L.P.I a Delaware limited partnership, the partnership described in and which executed the foregoing instrument; that he signed his name thereto by like authority of the board of directors of said corporation; and he acknowledged to me that the said instrument was executed by said corporation for and on behalf of said partnership for the use and purposes therein mentioned.



                                               _______________________________
                                                         NOTARY PUBLIC

                                    EXHIBIT F
                                    ---------

                              Bargain And Sale Deed
                              ---------------------


                                              PREPARED BY:



                                              _______________________________
                                              Howard R. Shapiro, Esq.
                                              Baer Marks & Upham LLP
                                              805 Third Avenue
                                              New York, New York   10022



                  THIS DEED is made on _______________, 1997, between EDB Property Partners, L.P. I, a Delaware limited partnership, having an address c/o Emmes & Company LLC, 420 Lexington Avenue, Suite 2702, New York, New York 10170, referred to in this Deed as the Grantor,



                  AND Brandywine Realty Trust, a Real Estate Investment Trust organized under the laws of Maryland, having an address at 16 Campus Boulevard, Suite 150, Newtown Square, Pennsylvania 19073, referred to in this Deed as the Grantee.



                  Transfer Of Ownership. The Grantor grants and conveys (transfers ownership of) the property described below to the Grantee. This transfer is made for the sum of _______________________________. The Grantor acknowledges receipt of this money.



                  Tax Map Reference. (N.J.S.A. 46:15-2.1) Township of Mount Laurel Block No. ____ Lot No. ____ Account No. ____.



                  Property. The property consists of the land and all the buildings and structures on the land in the Township of Mount Laurel, County of Burlington and State of

New Jersey. The legal description is set forth on Schedule "A" attached hereto and made a part hereof.



                  The Grantor promises that the Grantor has done no act to encumber the property. This promise is called a "Covenant as to Grantor's Acts" (N.J.S.A. 46:4-6). This promise means that the Grantor has not allowed anyone else to obtain any legal rights which affect the Property (such as by making a mortgage or allowing a judgment to be entered against the Grantor).



                  Signatures. The Grantor signs this Deed as of the date at the top of the first page.



WITNESSED BY:                                EDB Property Partners, L.P. I
                                             a Delaware limited partnership

                                             By:  Emmes Laurel Property Corp.
Name: _______________________                     a Delaware Corporation,
                                                  a general partner



Title:  _________________________            By: ________________________ (Seal)
           Name:
           Title:

STATE OF               )
                       )ss.:
COUNTY OF              )



                  I certify that on __________, 1997, ___________________
personally came before me and this person acknowledged under oath, to my satisfaction, that:



                  (a) This person is the _____________ of Emmes Laurel Property Corp., a Delaware corporation and a general partner of EDB Property Partners, L.P. I, a Delaware limited partnership;



                  (b) This person is the attesting witness to the signing of this Deed by the proper corporate officer who is _____________, the _____ President of said corporation;



                  (c) This Deed was signed by the corporation, as its voluntary act duly authorized by a proper resolution of its sole Director and the Deed was delivered by the limited partnership;



                  (d) This person knows the proper seal of the corporation which was affixed to this Deed;



                  (e) This person signed this proof to attest to the truth of these facts; and

                  (f) The full and actual consideration paid or to be paid for the transfer of title is ___________________.



Sworn and subscribed before
this ____ day of________, 1997



_______________________________________



                                            ____________________________________
                                            (Print Name of Attesting Witness)

                                    EXHIBIT G
                                    ---------

                                  Bill Of Sale
                                  ------------



                  KNOW ALL MEN BY THESE PRESENTS, That EDB Property Partners, L.P. I, a Delaware limited partnership, having an address c/o Emmes & Company, LLC, 420 Lexington Avenue, New York, New York 10170 (hereinafter called the "Transferor"), for and in consideration of the sum of Ten Dollars ($10.00) and other good and valuable consideration paid to Transferor by Brandywine Realty Trust, a Real Estate Investment Trust organized under the laws of Maryland, having an address at Suite 150, 16 Campus Boulevard, Newtown Square, Pennsylvania 19073 (hereinafter called the "Transferee"), the receipt whereof is hereby acknowledged has bargained, sold, assigned, transferred and set over and by these presents does hereby bargain, sell, assign, transfer and set over, without recourse, warranty or representation of any kind or nature, all of Transferor's interest in and to those items of personal property as enumerated in the Agreement of Sale owned by Transferor, which are located on, in or under certain land and improvements being conveyed to Transferee by Transferor concurrently herewith (the "Property") used solely in connection with the Property.



                  TO HAVE AND TO HOLD the said personal property unto the said Transferee, its successors and assigns, forever.



                  IN WITNESS WHEREOF, the Transferor has hereunto set its hand or caused these presents to be signed by its proper corporate officer on the ____ day of ___________, 1997.



Signed Sealed And Delivered                 EDB Property Partners, L.P. I
in the Presence of                          By:  Emmes Laurel Property Corp., a
                                                 Delaware corporation,
                                                 a General Partner



______________________________              By:  _____________________________
                                                 Andrew Davidoff
                                                 Vice President

STATE OF NEW YORK )
                  )ss.:
COUNTY OF         )



                  On this ____ day of _________, 1997, before me personally came __________________________ to me known and known by me to be the person who executed the foregoing instrument, and who being by me duly sworn, did depose and say that he resides at _______________________________; that he is the _____
President of Emmes Laurel Property Corp., a corporation duly organized under the laws of the State of Delaware, having its principal place of business at _________________ that said corporation is a general partner of EDB Property Partners, L.P. I, a Delaware limited partnership, the partnership described in and which executed the foregoing instrument; that he signed his name thereto by authority of the board of directors of said corporation; and he acknowledged to me that the said instrument was executed by said corporation for and on behalf of said partnership for the use and purposes therein mentioned.



                                        ____________________________________
                                                       NOTARY PUBLIC

                                    EXHIBIT H
                                    ---------

                    Form Of Non-Foreign Person Certification
                    ----------------------------------------

                       CERTIFICATION OF NONFOREIGN STATUS
                       ----------------------------------
                   (Corporation, Partnership, Trust or Estate)



                  Section 1445 of the Internal Revenue Code provides that a transferee of a U.S. real property interest must withhold tax if the transferor is a foreign person. To inform the transferee that withholding of tax is not required upon the disposition of a U.S. real property interest by EDB Property Partners, L.P., I the undersigned hereby certifies the following on behalf of EDB Property Partners, L.P. I.


                  83. EDB Property Partners, L.P. I is not a foreign corporation, foreign partnership, foreign trust, or foreign estate (as those terms are defined in the Internal Revenue Code and Income Tax Regulations);


                  84. EDB Property Partners, L.P. I's U.S. employer. Identification number is ____________________, and


                  85. EDB Property Partners, L.P. I's office address is c/o Emmes & Company, LLC, 420 Lexington Avenue, New York, New York 10170 understands that this certification may be disclosed to the Internal Revenue Service by transferee and that any false statement contained herein could be punished by fine, imprisonment, or both.


                  Under penalties of perjury I declare that I have examined this certification and to the best of my knowledge and belief it is true, correct and complete, and I further declare that I have authority to sign this document on behalf of EDB Property Partners, L.P. I.



                                              Dated:                  , 1997



                                             __________________________________
                                                        (Signature)

                                   EXHIBIT I-1
                                   -----------

                                Maintenance Bonds
                                -----------------


                      Maintenance And Performance Bonds For
                  Subdivision #244 For Laurel Corporate Center
                  --------------------------------------------



                  1. $27,600 Performance Bond in favor of Mount Laurel Township to cover the cost of tree plantings along the Midlantic Drive Extension required under subdivision approval.


                  2. $43,800 Performance Bond with Mt. Laurel Township for completion of top paving of Walt Whitman Drive required under subdivision approval.


                  3. $7,000 escrow posted with Mr. Laurel Twp.

                                    EXHIBIT J
                                    ---------

                                 "Escrow Terms"
                                 --------------


                  86. The Deposit shall be held in escrow by Baer Marks & Upham LLP, attorneys for Seller ["Escrowee"] under and subject to the provisions hereof. Escrowee shall deposit the Deposit in an interest bearing account at a Federally insured bank selected by Escrowee, in its sole discretion, notwithstanding that another institution or investment may pay more interest than the one selected, or at the option of Seller used to purchase United States Government securities or deposited in a money market fund designated by Seller and reasonably satisfactory to Buyer and Escrowee. Interest or other income if any (collectively "interest") earned on the Deposit shall be paid to Seller (i) if Buyer defaults under this Agreement, or (ii) on the Closing of title. In any case any earned interest shall be credited to Buyer or applied on account of the Purchase Price. In the event the Buyer exercises its right to terminate this Agreement pursuant to Paragraph 11(b), the Deposit and any earned interest will be returned to Buyer. The tax identification numbers of the parties shall be furnished to the Escrowee upon request and the party receiving the interest shall pay all income taxes thereon. If for any reason this Agreement is cancelled or terminated and the Closing does not occur and if either party and/or any other person asserting a claim against the Deposit makes a demand upon Escrowee for payment of the Deposit, Escrowee shall give written notice to the other party or parties of such demand except in the event the Buyer exercises its right to terminate this Agreement pursuant to Paragraph 11(b), whereupon such written notice shall not be required. If Escrowee does not receive a written objection from the other party or parties to the proposed payment within ten (10) business days after the giving of such notice, Escrowee is hereby irrevocably authorized to make such payment. If Escrowee does receive such written objection within such ten (10) day period or if for any other reason Escrowee in good faith elects not to make such payment, Escrowee, in its sole discretion and without liability to Seller or Buyer or any other person, may do any of the following specified in (a) (b) or (c) below;


                  (a) Refuse to comply with any demands on it and continue to hold the Deposit until it receives either (i) a written notice signed by Seller and Buyer directing the disbursement of the Deposit, or (ii) a final order of a court of competent jurisdiction thereover, directing the disbursement of the Deposit, or


                  (b) On notice to Seller and Buyer, take such affirmative action as it may deem appropriate to determine its duties as Escrowee including, but not limited to, the deposit of the Deposit with a court of competent jurisdiction and the commencement of an action for interpleader, or

                  (c) If Seller or Buyer, or any other person, shall have commenced litigation relating to the Deposit, to deposit it with the clerk of the court in which said litigation is pending or a substitute escrow agent.


                  Upon disbursing or depositing the Deposit under the provisions of (a) (b) or (c) above, the Escrowee shall be released from all liability with respect to the Deposit. Escrowee has endorsed this Agreement to acknowledge receipt of the Deposit and to confirm its agreement to adhere to the provisions hereof.


                  The parties acknowledge that Escrowee is acting solely as a stakeholder at their request and for their convenience; that Escrowee shall not be deemed to be the agent of either of the parties, and that Escrowee shall not be liable to either of the parties for any mistake of fact or of law or error of judgment or any acts or omissions of any kind unless they constitute gross negligence on the part of Escrowee or they are taken or suffered in willful disregard of this Agreement. Escrowee shall be entitled to rely on any instrument or signature believed by it to be genuine and may assume that any person purporting to give any written notice or instruction in connection herewith is fully authorized to do so by the party on whose behalf such written notice or instruction is given. Escrowee shall have no duties or responsibilities except those set forth herein. Escrowee shall not be bound by any modification of this Agreement, unless the same is in writing and signed by Seller and Buyer, and if Escrowee's duties are affected, unless Escrowee shall have given prior written consent thereto. Seller and Buyer, jointly and severally, indemnify and hold Escrowee harmless from and against all costs, claims, losses, liabilities and expenses, including reasonable attorneys' fees, incurred in connection with or arising from the performance of Escrowee's duties hereunder, except for Escrowee's gross negligence or acts or omissions taken or suffered by Escrowee in willful disregard of this Agreement. Such indemnity shall survive the delivery of the Deeds. Buyer acknowledges that Escrowee is acting as counsel to Seller and in the event of any dispute arising under this Agreement, Escrowee may continue to represent Seller; provided that Escrowee shall either transfer the Deposit to another escrow agent mutually acceptable to Seller and Buyer, or deposits it into court.

                                    EXHIBIT L
                                    ---------

                           Permitted Survey Exceptions
                           ---------------------------



Geerdes Land
------------



                  Conditions as shown on Plan of Survey Lot 2-A-1 situated in Upper Merion Township, Montgomery County, Pennsylvania prepared for Baer Marks & Upham (Job Number 7758.04) dated August 18, 1995 prepared by Vincent Schulte, a registered land surveyor of Lippincott Engineering Associates, Consulting Engineers (hereinafter the "Survey") and any additional state of facts disclosed by a redated version of the Survey (redated after the date hereof), provided such additional state of facts do not materially interfere with the use of the Real Property as an office building.


2000/4000 Land
--------------


                  Conditions as shown on Plan of Survey Lot 2, Block 503 situated in Mount Laurel Township, Burlington County, New Jersey prepared for Baer Marks & Upham (Job Number 7758.04) dated August 24, 1995 prepared by Vincent Schulte, a registered land surveyor of Lippincott Engineering Associates, Consulting Engineer (hereinafter the "Survey") and any additional state of facts disclosed by a redated version of the Survey (redated after the date hereof), provided such additional state of facts do not materially interfere with use of the Real Property as an office building.


9000 Land
---------


                  Conditions as shown on Plan of Survey Lot 3 and 4, Block 516 situated in Mount Laurel Township, Burlington County, New Jersey prepared for Baer Marks & Upham (Job Number 7758.04) dated August 24, 1995 prepared by Vincent Schulte, a registered land surveyor of Lippincott Engineering Associates, Consulting Engineer (hereinafter the "Survey") and any additional state of facts disclosed by a redated version of the Survey (redated after the date hereof), provided such additional state of facts do not materially interfere with use of the Real Property as an office building.

15000 Land
----------


                  Conditions as shown on Plan of Survey Lot 6, Block 516 situated in Mount Laurel Township, Burlington County, New Jersey dated August 23, 1995 prepared for Baer Marks & Upham (Job Number 7758.04) prepared by Vincent Schulte, a registered land surveyor of Lippincott Engineering Associates, Consulting Engineer (hereinafter the "Survey") and any additional state of facts disclosed by a redated version of the Survey (redated after the date hereof), provided such additional state of facts do not materially interfere with use of the Real Property as an office building.


10000 Land
----------


                  Conditions as shown on Plan of Survey Lot 6, Block 501 situated in Mount Laurel Township, Burlington County, New Jersey dated August 22, 1995 prepared for Baer Marks & Upham (Job Number 7758.04) prepared by Vincent Schulte, a registered land surveyor of Lippincott Engineering Associates, Consulting Engineer (hereinafter the "Survey") and any additional state of facts disclosed by a redated version of the Survey (redated after the date hereof), provided such additional state of facts do not materially interfere with use of the Real Property as an office building.

                                    EXHIBIT M
                                    ---------

            ASSIGNMENT AND ASSUMPTION OF LEASES AND SECURITY DEPOSITS
            ---------------------------------------------------------



                  KNOW ALL ME BY THESE PRESENTS, EDB Property Partners, L.P. I, a Delaware limited partnership having an address c/o Emmes & Company LLC, 420 Lexington Avenue, New York, New York 10170 ("Assignor"), for and in consideration of the sum of Ten ($10.00) Dollars lawful money of the United States to it in hand paid by Brandywine Realty Trust, a Maryland real estate investment trust having an address at 16 Campus Boulevard, Suite 150, Newtown Square, Pennsylvania 19073 ("Assignee"), hereby assigns to Assignee without warranty or representation of any kind or nature all of its right, title and interest as landlord, in and to those tenant leases (the "Leases") affecting those certain parcels of real property more fully described on Schedule A annexed hereto and made a part hereof and to those lease security deposits (the "Security Deposits") given by the tenants to Assignor pursuant to the Leases described on Schedule B annexed hereto and made a part hereof. Nothing contained herein is intended to modify any of the obligations arising under that certain Agreement of Sale between the parties hereto which are expressly stated therein to survive Closing.


                  TO HAVE AND TO HOLD the same unto Assignee, its successors and assigns from the date hereof.


                  Assignee, by the acceptance of this Assignment and the execution of this Assignment at the foot hereof, hereby assumes from and after the date hereof, all of the obligations of Assignor as landlord hereafter arising, under the Leases and with respect to such Security Deposits and hereby agrees to indemnify, defend and hold the Assignor harmless from and against any and all loss, liability, cost or expense, including reasonable attorneys' fees imposed upon, incurred or claimed against Assignor by reason of Assignee's failure to observe or perform (or claims of failure to observe or perform) any of the obligations of the owner of those certain parcels of real property more fully described on Schedule A under the aforesaid Leases or with respect to such Security Deposits accruing or arising subsequent to the date hereof. Assignor, by the delivery of this Assignment and the execution of this Assignment at the foot hereof, hereby agrees to indemnify, defend and hold the Assignee, its successors and assigns, harmless from and against any and all loss, liability, cost or expense, including reasonable attorneys' fees, imposed upon, incurred or claimed against Assignee by reason of Assignor's failure to observe or perform (or claims of failure to observe or perform) any of the obligations of the owner of those certain parcels of real property more fully described on Schedule A under the aforesaid Leases or with respect to such Security Deposits accruing or arising prior to the date hereof.



                  IN WITNESS WHEREOF, the parties hereto have set their hands the ____ of _______________, 1997.



[SEAL]                                    ASSIGNOR:
ATTEST:
                                          EDB Property Partners, L.P. I
                                          By:  Emmes Laurel Property Corp., a
                                               Delaware Corporation,
By:  _____________________________             a General Partner
Name:  ___________________________
Title:  __________________________

                                           By:  _____________________________
By:  _____________________________              Andrew Davidoff
Name: ____________________________              Vice President
Title:  __________________________



[SEAL]
ATTEST:                                    ASSIGNEE:
                                           Brandywine Realty Trust


By:  _____________________________
Name:  ___________________________
Title:  __________________________         By:  _____________________________
                                                Gerald H. Sweeney
                                                President and CEO

By:  _____________________________
Name:  ___________________________
Title:  __________________________

STATE OF NEW YORK )
                  )ss.:
COUNTY OF         )



                  On this ____ day of _________, 1997, before me personally came __________________________ to me known and known by me to be the person who executed the foregoing instrument, and who being by me duly sworn, did depose and say that he resides at _______________________________; that he is the ________ President of Emmes Laurel Property Corp., a corporation duly organized under the laws of the State of Delaware, having its principal place of business at _________________ that said corporation is a general partner of EDB Property Partners, L.P.I a Delaware limited partnership, the partnership described in and which executed the foregoing instrument; that he signed his name thereto by like authority of the board of directors of said corporation; and he acknowledged to me that the said instrument was executed by said corporation for and on behalf of said partnership for the use and purposes therein mentioned.


                                           ____________________________________
                                                       NOTARY PUBLIC


STATE OF NEW YORK )
                  )ss.:
COUNTY OF         )


                  On the ____ day of ____________, 1997, before me personally came ___________________________ to be known who, being by me duly sworn did depose and say that he resides at ________________________________________________, that he is the
_________________ of Brandywine Realty Trust, the Maryland real estate investment trust described in and which executed the foregoing instrument; and that he signed his name thereto by authority of the board of directors of said real estate investment trust.


                                           ____________________________________
                                                       NOTARY PUBLIC

                                    EXHIBIT M
                                    ---------

           ASSIGNMENT AND ASSUMPTION OF SELLER'S INTEREST IN CONTRACTS
           -----------------------------------------------------------




                  KNOW ALL ME BY THESE PRESENTS, EDB Property Partners, L.P. I, a Delaware limited partnership having an address c/o Emmes & Company LLC, 420 Lexington Avenue, New York, New York 10170 ("Assignor"), for and in consideration of the sum of Ten ($10.00) Dollars lawful money of the United States to it in hand paid by Brandywine Realty Trust, a Maryland real estate investment trust having an address at 16 Campus Boulevard, Suite 150, Newtown Square, Pennsylvania 19073 ("Assignee"), hereby assigns to Assignee without warranty or representation of any kind or nature all of its right, title and interest in and to those certain contracts described on Schedule B annexed hereto and made a part hereof (the "Contracts") affecting those certain parcels of real property more fully described on Schedule A annexed hereto and made a part hereof. Nothing contained herein is intended to modify any of the obligations arising under that certain Agreement of Sale between the parties hereto which are expressly stated therein to survive Closing.


                  TO HAVE AND TO HOLD the same unto Assignee, its successors and assigns from the date hereof.

                  Assignee, by the acceptance of this Assignment and the execution of this Assignment at the foot hereof, hereby assumes from and after the date hereof, all of the obligations of Assignor hereafter arising, under the Contracts and hereby agrees to indemnify, defend and hold the Assignor harmless from and against any and all loss, liability, cost or expense, including reasonable attorneys' fees imposed upon, incurred or claimed against Assignor by reason of Assignee's failure to observe or perform (or claims of failure to observe or perform) any of the obligations under the aforesaid Contracts accruing or arising subsequent to the date hereof. Assignor, by the delivery of this Assignment and the execution of this Assignment at the foot hereof, hereby agrees to indemnify, defend and hold the Assignee, its successors and assigns, harmless from and against any and all loss, liability, cost or expense, including reasonable attorneys' fees, imposed upon, incurred or claimed against Assignee by reason of Assignor's failure to observe or perform (or claims of failure to observe or perform) any of the obligations under the aforesaid Contracts accruing or arising prior to the date hereof.

                  IN WITNESS WHEREOF, the parties hereto have set their hands the ____ of _______________, 1997.



[SEAL]                                    ASSIGNOR:
ATTEST:
                                          EDB Property Partners, L.P. I
                                          By:  Emmes Laurel Property Corp., a
                                               Delaware Corporation,
By:  _____________________________             a General Partner
Name:  ___________________________
Title:  __________________________

                                           By:  _____________________________
By:  _____________________________              Andrew Davidoff
Name: ____________________________              Vice President
Title:  __________________________



[SEAL]
ATTEST:                                    ASSIGNEE:
                                           Brandywine Realty Trust


By:  _____________________________
Name:  ___________________________
Title:  __________________________         By:  _____________________________
                                                Gerald H. Sweeney
                                                President and CEO

By:  _____________________________
Name:  ___________________________
Title:  __________________________

STATE OF NEW YORK )
                  )ss.:
COUNTY OF         )



                  On this ____ day of _________, 1997, before me personally came __________________________ to me known and known by me to be the person who executed the foregoing instrument, and who being by me duly sworn, did depose and say that he resides at _______________________________; that he is the ________ President of Emmes Laurel Property Corp., a corporation duly organized under the laws of the State of Delaware, having its principal place of business at _________________ that said corporation is a general partner of EDB Property Partners, L.P.I a Delaware limited partnership, the partnership described in and which executed the foregoing instrument; that he signed his name thereto by like authority of the board of directors of said corporation; and he acknowledged to me that the said instrument was executed by said corporation for and on behalf of said partnership for the use and purposes therein mentioned.


                                           ____________________________________
                                                       NOTARY PUBLIC


STATE OF NEW YORK )
                  )ss.:
COUNTY OF         )


                  On the ____ day of ____________, 1997, before me personally came ___________________________ to be known who, being by me duly sworn did depose and say that he resides at ________________________________________________, that he is the
_________________ of Brandywine Realty Trust, the Maryland real estate investment trust described in and which executed the foregoing instrument; and that he signed his name thereto by authority of the board of directors of said real estate investment trust.



                                           ____________________________________
                                                       NOTARY PUBLIC

                                AGREEMENT OF SALE



                                     Between



                          EDB PROPERTY PARTNERS, L.P. I


                                       and


                             BRANDYWINE REALTY TRUST







                           Dated as of April 15, 1997

                                TABLE OF CONTENTS

                                                                         Page
                                                                         ----

AGREEMENT OF SALE.........................................................-1-

RECITALS..................................................................-1-
         1.       Definitions Of Certain Terms............................-1-
         2.       Acquisition Of The Properties...........................-5-
         3.       Purchase Price And Time Of Payment......................-6-
         4.       Closing.................................................-6-
         5.       Title And Conveyance Of The Property....................-7-
         6.       Closing Documents.......................................-9-
         7.       Prorations And Closing Costs...........................-11-
         8.       Possession Of Property.................................-14-
         9.       Representations Of Seller And Buyer....................-15-
         10.      Access To The Property.................................-21-
         11.      Due Diligence Period; Additional Provisions............-22-
         12.      Condemnation...........................................-23-
         13.      Damage By Fire Or Other Casualty.......................-24-
         14.      Default................................................-25-
         15.      Operations Prior To Closing............................-26-
         16.      Property Conveyed "AS-IS, WHERE IS"....................-28-
         17.      Brokers................................................-29-
         18.      Notices................................................-29-
         19.      Successors And Assigns.................................-30-
         20.      Counterparts...........................................-31-
         21.      Time Of The Essence....................................-31-
         22.      Judicial Interpretation................................-31-
         23.      Captions And Recitals..................................-31-
         24.      Entire Agreement.......................................-31-
         25.      Governing Law; Venue...................................-31-
         26.      Confidentiality........................................-32-
         27.      Limitation Of Liability................................-32-
         28.      Like-Kind Exchange.....................................-33-
         29.      SEC Reporting (8-K) Requirements.......................-33-
         30.      Partial Invalidity.....................................-34-
         31.      No Recordation.........................................-34-
         32.      Tender.................................................-34-
         33.      Further Assurances.....................................-34-
         34.      Jury Trial Waiver......................................-34-
         35.      No Offer...............................................-34-
         36.      Delivery of Documents..................................-35-
         37.      Counterparts...........................................-35-

LIST OF EXHIBITS



Exhibit A-1         Description of "Geerdes Land"
Exhibit A-2         Description of "2000/4000 Land"
Exhibit A-3         Description of "9000 Land"
Exhibit A-4         Description of "10000 Land"
Exhibit A-5         Description of "15000 Land"
Exhibit B           List of "Contracts"
Exhibit C           Additional Exceptions to Title
Exhibit D           Personal Property Not Included in Sale
Exhibit E           Base Building Work
Exhibit F           Form of "Deeds"
Exhibit G           "Bill of Sale"
Exhibit H           Form of Non-Foreign Person Certification
Exhibit I-1         Maintenance Bonds (Mount Laurel Township)
Exhibit "J"         "Escrow Terms"
Exhibit "K"         List of "Leases"
Exhibit "L"         Permitted Survey Exceptions
Exhibit "M"         Form of Assignment(s)
Exhibit "N"         Maintenance Requirements of Mount Laurel Township
Exhibit "O"         Pending Litigation
Exhibit "P"         Outstanding Brokerage Commissions
Exhibit "Q"         Intentionally Omitted
Exhibit "R"         Leasing Parameters
Exhibit "S"         Intentionally Omitted
Exhibit "T"         Identified Tenants
Exhibit "U"         Representation Letter